CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Guarantees by CNOOC Limited of debt securities issued by Nexen Inc. (1)	$3,928,094,000	$535,792.02

(1)
This prospectus relates to the offer by CNOOC Limited to fully and unconditionally guarantee certain outstanding debt securities of Nexen Inc. in return for the consent of the holders of the debt securities to amendments to the indenture under which the debt securities were issued.

(2)
The registration fee has been calculated in accordance with Rule 457 of the Securities Act of 1933, as amended. For purposes of this calculation, the maximum aggregate offering price, which is estimated solely for the purpose of calculating the registration fee, is the aggregate book value of the Nexen Inc. debt securities that would receive the guarantees registered hereby.

Consent Solicitation/Prospectus Supplement Dated March 7, 2013 (To Prospectus dated March 7, 2013)

Solicitation of Consents by

NEXEN INC.
(“Nexen”)
and
Offer of Guarantees by
CNOOC Limited
(a corporation organized under the laws of Hong Kong, “CNOOC”)

Title of Security	Indenture	CUSIP Numbers	Principal Amount Outstanding(1)
1998 Indenture Notes
5.20% Notes due March 10, 2015	1998 Indenture	65334HAD4	$125,844,000
7.40% Notes due May 1, 2028	1998 Indenture	136420AF3	$200,000,000
7.875% Notes due March 15, 2032	1998 Indenture	65334HAA0	$500,000,000
5.875% Notes due March 10, 2035	1998 Indenture	65334HAE2	$790,000,000
2007 Indenture Notes
5.65% Notes due May 15, 2017	2007 Indenture	65334HAF9	$62,250,000
6.20% Notes due July 30, 2019	2007 Indenture	65334HAK8	$300,000,000
6.40% Notes due May 15, 2037	2007 Indenture	65334HAG7	$1,250,000,000
7.50% Notes due July 30, 2039	2007 Indenture	65334HAJ1	$700,000,000
(1) Amounts in U.S. dollars.

Nexen is soliciting consents (the “Consents”) to approve certain proposed amendments relating to each series of the notes listed above (each such series a “Series” and such notes, collectively, the “Notes”).  The 1998 Indenture Notes, collectively, and each Series of the 2007 Indenture Notes, individually, are referred to herein as a “Solicited Class” or as a “Solicited Class of Notes.”  Nexen is soliciting Consents with respect to each Solicited Class of Notes (each such solicitation, a “Consent Solicitation” and, together, the “Consent Solicitations”).

If the Requisite Consents (as defined herein) are obtained for a Solicited Class of Notes and the other conditions to the Consent Solicitation for such Solicited Class are satisfied or waived, then

•	Nexen and CNOOC will amend the indenture governing the Notes of such Solicited Class to delete or amend certain restrictive covenants with respect to Nexen,

•	CNOOC will unconditionally and irrevocably guarantee the Notes of such Solicited Class in respect of which a Consent has been validly delivered and not validly revoked (the “Guaranteed Notes”),

•
Nexen will pay to Holders (as defined herein) who delivered their consent prior to the Early Consent Deadline (as defined herein) a fee (the “Early Consent Fee”) of $1.00 per $1,000 principal amount of the Guaranteed Notes of such Solicited Class, and

•
Nexen and CNOOC will amend the indentures governing the Notes of such Solicited Class to add certain additional covenants with respect to CNOOC for the benefit only of the Guaranteed Notes of such  Solicited Class.

________________________________________

For a discussion of factors you should consider before you decide whether to consent, see “Risk Factors” beginning on page S-12.

Neither the Securities and Exchange Commission, nor any state or Canadian provincial or territorial securities commission has approved or disapproved of these securities, or determined if this Consent Solicitation/Prospectus Supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This Consent Solicitation/Prospectus Supplement and the prospectus to which it relates do not constitute an offer of securities in any jurisdiction where such offer is not permitted.

The Solicitation Agent for the Consent Solicitations is:

Citigroup

(text continued on next page)

(continued from cover page)

Each Consent Solicitation expires at 5:00 p.m., New York time, on March 20, 2013, unless extended or earlier terminated by Nexen (each such time and date, as it may be extended from time to time, an “Expiration Time”). Consents must be delivered prior to the applicable Expiration Time. Holders who deliver their Consents by 5:00 p.m., New York time, on March 18, 2013 (such time and date, with respect to each Consent Solicitation, as it may be extended, an “Early Consent Deadline”) will be eligible to receive the Early Consent Fee. Holders who deliver their Consents after the applicable Early Consent Deadline but prior to the Expiration Time will not be eligible to receive the Early Consent Fee. Consents may be revoked prior to 5:00 p.m., New York time, on March 18, 2013 (such time and date, with respect to each Consent Solicitation, as it may be extended, a “Revocation Deadline”). Nexen reserves the right to extend, amend or terminate each Consent Solicitation as described herein.

If the Proposed Amendments become effective with respect to a Series of Notes but Consents of Holders of less than 100% of the outstanding principal amount of the Notes of such Series have been validly delivered and not validly revoked, the Guaranteed Notes of such Series will trade under a new CUSIP number to reflect the CNOOC Guarantee (as defined herein) and the Notes of such Series in respect of which a Consent has not been validly delivered or was validly revoked will continue to trade under the existing CUSIP number for such Series (the “Non-Guaranteed Notes”). The CNOOC Guarantee will only apply to the Notes of such Series under the new CUSIP and Notes of such Series as to which no Consent was given or was validly revoked will trade under the existing CUSIP for such Series and will not benefit from the CNOOC Guarantee. Notwithstanding the different CUSIP numbers, the Guaranteed Notes of a particular Series and the Non-Guaranteed Notes of such Series will continue to be treated as a single Series for purposes of  the 1998 Indenture or the 2007 Indenture, as applicable, except as expressly contemplated by the applicable supplemental indenture.

The CNOOC Guarantee would be an unsecured obligation and would rank pari passu in right of payment of principal and interest and premium, if any, with all existing and future unsubordinated, unsecured obligations of CNOOC.

In order for the Proposed Amendments to be approved with respect to the 1998 Indenture Notes valid Consents of the Holders of not less than 66 2/3% of the principal amount of all outstanding 1998 Indenture Notes must have been received (and not subsequently revoked) by the Expiration Time and accepted by Nexen. In order for the Proposed Amendments to be approved with respect to any Series of the 2007 Indenture Notes valid Consents of the Holders of a majority in aggregate principal amount of the 2007 Indenture Notes of such Series must have been received (and not subsequently revoked) by the Expiration Time and accepted by Nexen.  We refer to the consents needed for the Proposed Amendments to be approved with respect to the 1998 Indenture Notes or any Series of 2007 Indenture Notes, as applicable, as the “Requisite Consents” for such Solicited Class.

The Proposed Amendments relating to each Solicited Class of the Notes are interdependent with the Proposed Amendments relating to each other Solicited Class of Notes, each Solicited Class being conditional on all others being approved by the applicable Holders; provided that we may waive such conditions in each case and proceed with the Proposed Amendments relating to any one Solicited Class of Notes without proceeding with the Proposed Amendments relating to any other Solicited Class of Notes (such condition, the “Cross-Consent Condition”). A CNOOC Guarantee will only be provided in respect of a Note as to which (i) the Requisite Consents for the Solicited Class of Notes of which such Note forms a part are obtained; (ii) a Consent for such Note is validly delivered and not validly revoked; (iii) the other conditions to the applicable Proposed Amendments are satisfied or waived (including the Cross-Consent Condition); and (iv) the Proposed Amendments become effective with respect to the Solicited Class of which such Note forms a part.

ii

IMPORTANT

Noteholders are requested to read and carefully consider the information contained herein and in the applicable Consent Form(s) and to give their Consent to the applicable Proposed Amendments by properly completing and executing the applicable Consent Form(s) accompanying this Consent Solicitation/Prospectus Supplement in accordance with the instructions set forth herein and therein for receipt prior to the applicable Expiration Time.

If you hold your Notes through a broker, dealer, commercial bank, trust company or other nominee, you are a beneficial holder. Any beneficial holder of the Notes who is not the holder of record of such Notes must arrange with the person who is the holder of record or such holder of record’s assignee or nominee to execute and deliver the applicable Consent Form on behalf of such beneficial owner on or prior to the applicable Expiration Time.

Only Holders of Notes are eligible to Consent to the Proposed Amendments. The term “Holder” means each person shown on the records of the registrar for the Notes as a holder. For purposes of the Consent Solicitation, The Depository Trust Company (“DTC”) has authorized DTC participants (“DTC Participants”) set forth in the position listing of DTC to execute Consent Forms as if they were the Holders of the Notes held of record in the name of DTC or the name of its nominee. Accordingly, for purposes of the Consent Solicitation, the term “Holder” shall be deemed to include such DTC Participants.

Any Holder desiring to deliver a Consent should either (a) complete and sign the Consent Form or a facsimile copy in accordance with the instructions therein, mail or deliver it, together with the Notes specified therein and any other required documents, to Global Bondholder Services in its capacity as information and tabulation agent for the Notes (the “Information and Tabulation Agent”) (b) deliver a Consent through DTC pursuant to its Automated Tender Offer Program (“ATOP”) or (c) request the Holder’s custodian to deliver a Consent in accordance with this Consent Solicitation/Prospectus Supplement.  A Holder with Notes held through a custodian must contact that custodian if such Holder desires to deliver Consents with respect to those Notes and promptly instruct such custodian to deliver such Consents on its behalf.  See “The Consent Solicitation-Consent Procedures” for more information. Please note that if Notes are held by a custodian, the custodian may have an earlier deadline for delivery of Consents pursuant to the Consent Solicitation than the Expiration Time.

Holders of Notes of a Series wishing to deliver a Consent must temporarily deposit the related Notes with the Information and Tabulation Agent in a contra-CUSIP number established by DTC until the allocation by DTC of the Early Consent Fee and a new CUSIP number with respect to such Series. Trading of deposited Notes is not permitted.  All participating Holders, regardless of whether they sign a Consent Form or deliver electronic instructions to consent, should understand that the Notes as to which such Consents are delivered will be held by the Information and Tabulation Agent and transfer will be blocked until they are returned to the Holder (under a new CUSIP number, if the CNOOC Guarantee is issued with respect to such Notes) promptly after the Proposed Amendments for such Series of Notes become effective (but in no event later than 45 calendar days after the date hereof), unless such Holder revokes such Consents before the applicable Revocation Deadline or the Consent Solicitation is terminated by Nexen.

DTC participants must electronically deliver Consents by causing DTC to deliver their Consent to the Information and Tabulation Agent through ATOP in accordance with DTC's procedures for such a transfer. DTC will then send an Agent’s  Message (as defined herein) to the Information and Tabulation Agent. Holders desiring to deliver Consents prior to the Expiration Time should note that such Holders must allow sufficient time for completion of the delivery procedures during normal business hours of DTC.

Holders may deliver Consents only (i) in aggregate principal amounts of $2,000 and integral multiples of $1,000 in excess thereof with respect to the 2007 Indenture Notes and (ii) in aggregate principal amounts of $1,000 and integral multiples of $1,000 in excess thereof with respect to the 1998 Indenture Notes. No alternative, conditional or contingent delivery of Consents will be accepted. Holders who do not deliver Consents with respect to all of their 2007 Indenture Notes should ensure that they retain a principal amount of such 2007 Indenture Notes amounting to at least the authorized minimum denomination equal to $2,000 principal amount.

As noted above, although the Guaranteed Notes and the Non-Guaranteed Notes of each Series, if any, will be treated as a single Series for purposes of the 1998 Indenture or the 2007 Indenture, as applicable, except as expressly contemplated by the applicable supplemental indenture, the Non-Guaranteed Notes of a Series held by non-consenting Holders and the Guaranteed Notes of such Series held by consenting Holders will trade under different CUSIP numbers.  To the extent that Holders of a large aggregate principal amount of Notes of a Series consent, the trading market, if any, for the outstanding Non-Guaranteed Notes of such Series held by non-consenting Holders could, after the expiration of the Consent Solicitation, be adversely affected. Conversely, to the extent Holders of Notes of a Series do not Consent and the Proposed Amendments become effective with respect to such Series, the trading market, if any, for the Guaranteed Notes of such Series could, after the expiration of the Consent Solicitation, be adversely affected.

Please handle this matter through your bank or broker where applicable. Any questions or requests for assistance concerning the terms of the Consent Solicitation may be directed to the Solicitation Agent at the address and the telephone number set forth on the back page of this Consent Solicitation/Prospectus Supplement. Any questions or requests for assistance concerning the Consent Solicitation or for additional copies of this Consent Solicitation/Prospectus Supplement or the Consent Form may be directed to the Information and Tabulation Agent at the address and telephone number set forth on the back page of this Consent Solicitation/Prospectus Supplement.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Consent Solicitation/Prospectus Supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This Consent Solicitation/Prospectus Supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy any securities in any jurisdiction where such offer is unlawful. None of the delivery of this Consent Solicitation/Prospectus Supplement or the accompanying Base Prospectus or the issuance of the CNOOC Guarantee will, under any circumstances, create any implication that there has been no change in our affairs since the date of this Consent Solicitation/Prospectus Supplement or the accompanying Base Prospectus or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operation and prospects may have changed since those dates.

References in this Consent Solicitation/Prospectus Supplement to “we,” “us” and “our” are to Nexen and CNOOC, collectively, and their consolidated subsidiaries unless otherwise stated or the context so requires.

RECIPIENTS OF THIS CONSENT SOLICITATION/PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING MATERIALS SHOULD NOT CONSTRUE THE CONTENTS HEREOF OR THEREOF AS LEGAL, BUSINESS OR TAX ADVICE. EACH RECIPIENT SHOULD CONSULT ITS OWN ATTORNEY, BUSINESS ADVISOR AND TAX ADVISOR AS TO LEGAL, BUSINESS, TAX AND RELATED MATTERS CONCERNING THIS CONSENT SOLICITATION.

These materials are being sent to both registered and non-registered holders of Notes. If you are a non-registered noteholder and Nexen or its agent has sent these materials directly to you, your name and address and information about your holdings of Notes have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding Notes on your behalf.

NONE OF NEXEN, CNOOC, THE SOLICITATION AGENT, THE INFORMATION AND TABULATION AGENTS OR THE TRUSTEES MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD DELIVER CONSENTS PURSUANT TO THIS CONSENT SOLICITATION.  EACH HOLDER MUST MAKE ITS OWN DECISION AS TO WHETHER TO DELIVER ITS CONSENT.

TABLE OF CONTENTS

Consent Solicitation/Prospectus Supplement
______________________

CONSENT SOLICITATION TIMETABLE
Date	Calendar Date	Event
Launch Date	March 7, 2013.	Launch of the Consent Solicitation.

Revocation Deadline	5:00 p.m., New York time, on March 18, 2013 for each Solicited Class, unless we extend the Revocation Deadline with respect to a Solicited Class.
The deadline for Holders to revoke Consents.  If a Consent is validly revoked, the Holder will not be eligible to receive the CNOOC Guarantee or Early Consent Fee (unless that Holder validly re-consents at or prior to the Expiration Time and the Consents are accepted by Nexen).

Early Consent Deadline	5:00 p.m., New York time, on March 18, 2013 for each Solicited Class, unless extended by Nexen with respect to a Solicited Class.	The deadline for Holders to deliver Consents in order to be eligible to receive the Early Consent Fee.

Expiration Time	5:00 p.m., New York time, on March 20, 2013 for each Solicited Class, unless extended or earlier terminated by Nexen with respect to a Solicited Class.	The deadline for Holders to deliver Consents.

Acceptance Date and Effective Time
If the Requisite Consents for a Solicited Class are obtained and the other conditions to the Proposed Amendments are satisfied or waived (including the Cross-Consent Condition), it is expected that the Proposed Amendments for such Solicited Class will become effective promptly thereafter (but in no event prior to the applicable Expiration Time).

The time at which the applicable Supplemental Indenture (defined below) for a Solicited Class will be executed provided that Requisite Consents for such Solicited Class are obtained and the other conditions to the Proposed Amendments are satisfied or waived (including the Cross-Consent Condition).

Payment Date	The Payment Date for a Solicited Class, if any, will occur promptly after the Proposed Amendments for such Solicited Class become effective.
If, among other things, the Proposed Amendments become effective with respect to a Solicited Class, the date (the “Payment Date”) the CNOOC Guarantee will be issued and the Information and Tabulation Agent will pay the applicable Early Consent Fee in respect of such Solicited Class on behalf of Nexen.

In addition, the Guaranteed Notes of each Series of such Solicited Class will trade under a new CUSIP number.

SUMMARY

This Consent Solicitation/Prospectus Supplement contains important information that should be read carefully before any decision is made with respect to either Consent Solicitation. The following summary is provided solely for the convenience of noteholders. This summary is not intended to be complete and is qualified in its entirety by the more detailed information appearing elsewhere in this Consent Solicitation/Prospectus Supplement. Capitalized terms not otherwise defined in this summary have the meanings assigned to them elsewhere in this Consent Solicitation/Prospectus Supplement.

The Notes
Notes (the “1998 Indenture Notes”) issued by Nexen pursuant to the Trust Indenture made as of April 28, 1998 (the “1998 Indenture”) between Nexen (formerly Canadian Occidental Petroleum Ltd.) and CIBC Mellon Trust Company (the “1998 Indenture Trustee”):

•  5.20% Notes due March 10, 2015 (65334HAD4)

•  7.40% Notes due May 1, 2028 (136420AF3)

•  7.875% Notes due March 15, 2032 (65334HAA0)

•  5.875% Notes due March 10, 2035 (65334HAE2)

Notes (the “2007 Indenture Notes”) issued by Nexen pursuant to the Senior Debt Indenture dated as of May 4, 2007 (the “2007 Indenture” and, together with the 1998 Indenture, the “Indentures”) between Nexen and Deutsche Bank Trust Company Americas (the “2007 Indenture Trustee” and together with the 1998 Indenture Trustee, the “Trustees” and each, a “Trustee”):

•  5.65% Notes due May 15, 2017 (65334HAF9)

•  6.20% Notes due July 30, 2019 (65334HAK8)

•  6.40% Notes due May 15, 2037 (65334HAG7)

•  7.50% Notes due July 30, 2039 (65334HAJ1)

CNOOC Guarantee
CNOOC will provide a guarantee of Nexen’s obligations under the Indentures with respect to each Note as to which: (i) the Requisite Consents for the Solicited Class of Notes of which such Note forms a part are obtained; (ii) a Consent for such Note is validly delivered and not validly revoked; (iii) the other conditions to the applicable Proposed Amendments are satisfied or waived (including the Cross-Consent Condition); and (iv) the Proposed Amendments become effective with respect to the Solicited Class of which such Note forms a part.

If the Proposed Amendments become effective with respect to a Series of Notes but Consents of Holders of less than 100% of the outstanding principal amount of the Notes of such Series have been validly delivered and not validly revoked, the Guaranteed Notes of such Series will trade under a new CUSIP number to reflect the CNOOC Guarantee and the Non-Guaranteed Notes will continue to trade under the existing CUSIP number for such Series.

In connection with the above guarantee, CNOOC and Nexen will also amend each Indenture to add (i) covenants requiring certain CNOOC reports to be delivered to the Trustee, limiting CNOOC’s ability to merge into or transfer substantially all of its assets, providing that upon any merger or transfer of CNOOC’s assets substantially as an entirety, the successor entity shall be substituted for CNOOC under the applicable Indenture in rights and obligations and prohibiting certain liens on CNOOC’s assets or certain sale and leaseback transactions by CNOOC; and (ii) certain events of default relating to CNOOC.

We refer to the above guarantee and CNOOC restrictive covenants collectively as the “CNOOC Guarantee.” All Guaranteed Notes of any one Series need not be allocated a new CUSIP number at the same time and, a Series may be reopened, without the consent of the Holders, for issuances of additional CNOOC Guarantee or additional Guaranteed Notes of such Series.

Early Consent Fee
$1.00 per $1,000 principal amount of Notes of a Solicited Class in respect of which a valid Consent has been validly delivered prior to the Early Consent Deadline and not validly revoked; provided that, among other things, the applicable Proposed Amendments have become effective with respect to such Solicited Class.

Early Consent Deadline
Holders who deliver their Consents with respect to Notes of a Solicited Class by 5:00 p.m., New York time, on March 18, 2013, unless extended by Nexen with respect to such Solicited Class, will be eligible to receive the Early Consent Fee. Holders who deliver their Consents after the Early Consent Deadline but prior to the Expiration Time will not be eligible to receive the Early Consent Fee.

Revocation Deadline	Holders can revoke any Consents with respect to any Solicited Class on or prior to 5:00 p.m., New York time, on March 18, 2013, unless extended by Nexen with respect to such Solicited Class.

Expiration Time	Each Consent Solicitation expires at 5:00 p.m., New York time, on March 20, 2013, unless extended or earlier terminated by Nexen.

Effective Time
If the Requisite Consents for a Solicited Class are obtained and the other conditions to the Consent Solicitation are satisfied or waived (including the Cross-Consent Condition), it is expected that the Proposed Amendments for such Solicited Class will become effective with respect to such Solicited Class promptly thereafter (but in no event prior to the applicable Expiration Time).

1998 Indenture Noteholder Meeting
Nexen has the right to require that the 1998 Indenture Trustee call a meeting of the holders of the 1998 Indenture Notes (the “1998 Noteholder Meeting”) pursuant to which holders of the 1998 Indenture Notes would be asked to (i) consider and, if deemed appropriate, pass an extraordinary resolution authorizing and approving the Proposed Amendments with respect to the 1998 Indenture (the “1998 Indenture Noteholder Resolution”) and (ii) transact such further or other business as may properly come before the 1998 Noteholder Meeting. Accordingly, requisite approval of the holders of 1998 Indenture Notes for the Proposed Amendments may be obtained if (A) valid Consents from holders of not less than 66⅔% in aggregate principal amount outstanding of 1998 Indenture Notes have been received (and have not been subsequently revoked) by the applicable Expiration Time, or (B) if the 1998 Indenture Noteholder Resolution is passed by the holders of outstanding 1998 Indenture Notes representing not less than 66⅔% of the votes cast in respect of such resolution at the 1998 Noteholder Meeting, at which holders of at least a majority in principal amount of such 1998 Indenture Notes are present in person or by proxy.

Issuance of CNOOC Guarantee and Payment Date
CNOOC will issue the CNOOC Guarantee and Nexen will cause to be paid the relevant Early Consent Fee in respect of a Note as to which (i) the Requisite Consents for the Solicited Class of Notes of which such Note forms a part are obtained; (ii) a Consent for such Note is validly delivered and not validly revoked; (iii) the other conditions to the applicable Proposed Amendments are satisfied or waived (including the Cross-Consent Condition) and (iv) the Proposed Amendments become effective with respect to the Solicited Class of which such Note forms a part.

Purpose of the Consent Solicitations
The Consent Solicitations are being sought to provide us with the operational flexibility to integrate more effectively Nexen’s business with CNOOC’s business following its acquisition by CNOOC Canada Holding Ltd. (“CNOOC Canada”). As part of such a post-closing restructuring, Nexen is considering a transfer of all, or substantially all, of its non-Canadian assets to CNOOC or other subsidiaries of CNOOC (the “Asset Transfers”) and an amalgamation with a wholly-owned subsidiary of CNOOC (the “Post-Closing Amalgamation”).

Proposed Amendments
The applicable Indenture will be amended with respect to each Solicited Class of Notes as to which (i) the Requisite Consents are obtained and (ii) the other conditions to the Consent Solicitation are satisfied or waived (including the Cross-Consent Condition). These amendments will include the deletion or amendment of certain restrictive covenants with respect to such Solicited Class of Notes limiting Nexen’s ability to merge or transfer substantially all of its assets and prohibiting certain liens on Nexen’s assets (the “Proposed Amendments”). For more detail on the Proposed Amendments, please refer to “Executive Summary of the Proposed Amendments” of this Consent Solicitation/Prospectus Supplement.

Requisite Consents
In order for the Proposed Amendments to be approved with respect to the 1998 Indenture Notes, valid Consents of the holders of not less than 66 2/3% of the principal amount of all outstanding 1998 Indenture Notes must have been received (and not subsequently revoked) by the Expiration Time and accepted by Nexen.

In order for the Proposed Amendments to be approved with respect to any Series of the 2007 Indenture Notes, valid Consents of the holders of a majority in aggregate principal amount of the 2007 Indenture Notes of such Series must have been received (and not subsequently revoked) by the Expiration Time and accepted by Nexen.

We refer to the above consents needed for the Proposed Amendments to be approved with respect to the 1998 Indenture Notes or any Series of 2007 Indenture Notes, as applicable, as the “Requisite Consents” for such Solicited Class.

Consequences of Proposed Amendments not being implemented
If the Proposed Amendments are not implemented with respect to any or all Solicited Classes, Nexen may still proceed with certain of the Asset Transfers and the Post-Closing Amalgamation, in accordance with its covenants under the 1998 Indenture and the 2007 Indenture. If the Proposed Amendments are not implemented with respect to a Solicited Class of Notes, we will not accept any Consents in the Consent Solicitation, Nexen will not pay any Early Consent Fees and CNOOC will not provide the CNOOC Guarantee, in each case with respect to Notes of such Solicited Class.

Conditions to the Proposed Amendments	Consummation of the Consent Solicitation with respect to a Solicited Class is conditioned upon satisfaction or waiver of the conditions, including the Cross-Consent Condition, set forth in “Terms of the Consent Solicitation—Conditions of the Consent Solicitation.”

We reserve the right to terminate, subject to applicable law, the Consent Solicitation with respect to any or all Solicited Classes if any condition to the Consent Solicitation with respect to any or all Solicited Classes is not satisfied or otherwise in our sole discretion and to extend or amend the Consent Solicitation with respect to any or all Solicited Classes in any respect. We also reserve the right to waive any defects, irregularities or conditions of delivery as to particular Consents.

The Proposed Amendments relating to each Solicited Class of Notes are interdependent with the Proposed Amendments relating to each other Solicited Class of Notes, each being conditional on the others being approved by the applicable Holders (such condition, the “Cross-Consent Condition”); provided that we may waive such conditions in each case and proceed with the proposed amendments relating to any Solicited Class of Notes without proceeding with the proposed amendments relating to the other Solicited Classes of Notes.

Effect on Non-Consenting Holders
If the applicable Proposed Amendments become effective with respect to a Solicited Class of Notes, all Notes of such Solicited Class, irrespective of whether the Holder of such Notes delivered a Consent with respect to such Notes, will be bound by the applicable Proposed Amendments.

No CNOOC Guarantee will be issued with respect to Notes for which no Consent was validly delivered (including as a result of validly revoking a Consent) and Nexen will not pay any Consent Fees with respect to such Notes.

If the Proposed Amendments become effective, up to all of the non-Canadian assets directly held by Nexen may be transferred to CNOOC and Nexen could be dependent on the revenues and cash flows produced by CNOOC to pay interest and otherwise fund its financial obligations under the Notes. In addition, the Guaranteed Notes of a Series and the Non-Guaranteed Notes of such Series will trade under separate CUSIPs and at different prices. The market price for Non-Guaranteed Notes of a Series may be affected adversely as a result of the Proposed Amendments becoming effective. To the extent that Holders of a large aggregate principal amount of Notes of a Series consent, the trading market, if any, for the outstanding Non-Guaranteed Notes of such Series held by non-consenting Holders could, after the expiration of the Consent Solicitation, be adversely affected.  There can be no assurance that an active trading market will exist for the Non-Guaranteed Notes of such Series following the Consent Solicitation.

Procedures for the Delivery and Revoking Consents
Any Holder desiring to deliver a Consent should either (a) complete and sign the Consent Form or a facsimile copy in accordance with the instructions therein, mail or deliver it, together with the Notes specified therein and any other required documents, to the Information and Tabulation Agent (b) deliver a Consent through DTC pursuant to its ATOP or (c) request the Holder’s custodian to deliver a Consent in accordance with this Consent Solicitation/Prospectus Supplement.  A Holder with Notes held through a custodian must contact that custodian if such Holder desires to deliver Consents with respect to those Notes and promptly instruct such custodian to deliver such Consents on its behalf. DTC participants must electronically deliver Consents by causing DTC to deliver their Consent to the Information and Tabulation Agent through ATOP in accordance with DTC's procedures for such a transfer.

Holders of Notes of a Series wishing to deliver a Consent must temporarily deposit the related Notes with the Information and Tabulation Agent in a contra-CUSIP number established by DTC until the allocation by DTC of the Early Consent Fee and a new CUSIP number with respect to such Series. Trading of deposited Notes is not permitted. All participating Holders, regardless of whether they sign a Consent Form or deliver electronic instructions to consent, should understand that the Notes as to which such Consents are delivered will be held by the Information and Tabulation Agent and transfer will be blocked until they are returned to the Holder (under a new CUSIP number, if the CNOOC Guarantee is issued with respect to such Notes) promptly after the Proposed Amendments for such Series of Notes become effective (but in no event later than 45 calendar days after the date hereof), unless such Holder revokes such Consents before the applicable Revocation Deadline or the Consent Solicitation is terminated by Nexen.

Consents must be received on or prior to the Expiration Time for the consenting Holder to be eligible to receive the CNOOC Guarantee and Consents must be received on or prior to the Early Consent Deadline for the consenting Holder to be eligible to receive the Early Consent Fee. Please note that if Notes are held by a custodian, the custodian may have an earlier deadline for delivery of Consents pursuant to the Consent Solicitation than the Expiration Time.  See “The Consent Solicitation—Procedures for Delivering Consents” and “The Consent Solicitation—Revocation of Consents.”

Certain Tax Consequences	For a discussion of certain tax considerations, see “U.S. Federal Income Tax Consequences” and “Certain Canadian Federal Income Tax Considerations.”

Solicitation Agent	Citigroup Global Markets Inc.

Information and Tabulation Agent	Global Bondholder Services

Trustees	CIBC Mellon Trust Company for the 1998 Indenture Notes.

Deutsche Bank Trust Company Americas for the 2007 Indenture Notes.

Further Information	For further information, call the Information and Tabulation Agent, or the Solicitation Agent or consult your broker, dealer, commercial bank or trust company for assistance.

FORWARD-LOOKING STATEMENTS

The information contained in this Consent Solicitation/Prospectus Supplement is accurate only as of the date hereof.

This Consent Solicitation/Prospectus Supplement and the accompanying Base Prospectus and documents incorporated herein by reference contain some forward looking statements that set forth anticipated results based on management’s plans and assumptions. From time to time, we also provide forward looking statements in other materials we release to the public, as well as oral forward looking statements. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast” and similar expressions in connection with any discussion of future operating or financial performance or business plans or prospects. In particular, these include statements relating to the anticipated benefits of the Arrangement (defined below), future actions, business plans and prospects, future performance or results of current and anticipated products, expenses, interest rates, foreign exchange rates, the outcome of contingencies, such as legal proceedings, and financial results.

We cannot guarantee that any forward looking statement will be realized. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward looking statements.

You should take care not to place undue reliance on forward looking statements, which represent our views only as of the date they are made. We undertake no obligation to publicly update forward looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Reports on Form 6-K filed with the SEC. Also note that CNOOC provides cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in CNOOC’s Annual Report on Form 20-F for the year ended December 31, 2011. These are factors that, individually or in the aggregate, may cause our actual results to differ materially from expected and historical results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider those factors to be a complete discussion of all potential risks or uncertainties.

RISK FACTORS

The following are risk factors which holders of Notes should carefully consider before making a decision regarding the Consent Solicitation and Offer of Guarantee:

Risks Relating to the Consent Solicitation and Proposed Amendments

Effect of the Asset Transfers

CNOOC has requested that Nexen complete a post-closing restructuring in order to facilitate the integration of Nexen following its acquisition by CNOOC and to allow the integrated company greater flexibility in operations. As part of such a post-closing restructuring, Nexen is considering Asset Transfers of all, or substantially all, of its non-Canadian assets to CNOOC or other subsidiaries of CNOOC and an amalgamation with a wholly owned subsidiary of CNOOC. If the Proposed Amendments become effective and the Asset Transfers are implemented, up to all of the non-Canadian assets directly held by Nexen may be transferred to CNOOC. If the Proposed Amendments do not become effective, certain Asset Transfers may still be implemented in accordance with the covenants under the Indentures, in which case Nexen would hold fewer assets directly, which may adversely impact Nexen’s ability to repay the principal of the Notes at maturity.

The Early Consent Fee will be paid only to Holders that validly deliver their Consents at or prior to the applicable Early Consent Deadline and do not validly revoke.

For each Solicited Class of Notes, on the Payment Date, assuming the Requisite Consents with respect to such Solicited Class were obtained and the other conditions to the Consent Solicitation were satisfied or waived by Nexen, we will pay the Early Consent Fee to each Holder that validly delivers and does not validly revoke Consents at or prior to the applicable Early Consent Deadline. If a Holder’s Consents are not validly delivered at or prior to the applicable Early Consent Deadline such Holder will not be eligible to receive the Early Consent Fee even though the applicable Proposed Amendments will be effective as to the Notes it holds.

The approval of the Proposed Amendments for a Solicited Class of Notes would be binding on Holders of Notes of such Solicited Class who do not consent to the Proposed Amendments.

If the Requisite Consents for a Solicited Class of Notes have been validly delivered and the other conditions applicable to the Consent Solicitation have been satisfied or waived by Nexen, the Proposed Amendments will take effect as to such Solicited Class of Notes. Therefore, a Holder of Notes of such Solicited Class will be subject to the Proposed Amendments even if they do not consent to the Proposed Amendments.

Notes as to which Consents are delivered need to be deposited and will be blocked from trading until they are returned to the Holder promptly after the Proposed Amendments for such Series of Notes become effective (but in no event later than 45 calendar days after the date hereof), unless such Holder revokes such Consents before the applicable Revocation Deadline or the Consent Solicitation is terminated by Nexen.

Holders of Notes of a Series wishing to deliver a Consent must temporarily deposit the related Notes with the Information and Tabulation Agent in a contra-CUSIP number established by DTC until the allocation by DTC of the Early Consent Fee and a new CUSIP number with respect to such Series. Trading of deposited Notes is not permitted. All participating Holders, regardless of whether they sign a Consent Form or deliver electronic instructions to consent, should understand that the Notes as to which such Consents are delivered will be held by the Information and Tabulation Agent and transfer will be blocked until they are returned to the Holder (under a new CUSIP number, if the CNOOC Guarantee is issued with respect to such Notes) promptly after the Proposed Amendments for such Series of Notes become effective (but in no event later than 45 calendar days after the date hereof), unless such Holder revokes such Consents before the applicable Revocation Deadline or the Consent Solicitation is terminated by Nexen. We have the right to extend the Expiration Time with respect to any or all Solicited Classes of Notes, and, if we do so, Notes as to which Consents are delivered may be blocked for an extended period of time without any revocation right. In addition, any delay in the effectiveness of the Proposed Amendments for a Solicited Class would delay the return of the Notes of such Solicited Class to the Holder.

Limited Trading Market

The Notes are not listed on any securities exchange.  If the Proposed Amendments become effective and the CNOOC Guarantee becomes effective with respect to a Series, the Guaranteed Notes and the Non-Guaranteed Notes of such Series will trade under separate CUSIP numbers and at different prices. The market price for Non-Guaranteed Notes may be affected adversely as a result of the Proposed Amendments becoming effective. To the extent that Holders of a large aggregate principal amount of Notes of a Series consent, the trading market, if any, for the outstanding Non-Guaranteed Notes of such Series held by non-consenting Holders could, after the expiration of the Consent Solicitation, be adversely affected. Conversely, to the extent Holders of Notes of a Series do not consent but the Proposed Amendments become effective with respect to such Series, the trading market, if any, for the Guaranteed Notes of such Series could, after the expiration of the Consent Solicitation, be adversely affected. The reduced float may also tend to make the trading price more volatile. Holders of Notes may attempt to obtain quotations for the Notes from their brokers; however, there can be no assurance that an active trading market will exist for the Notes following the Consent Solicitation.

 Risks Relating to the CNOOC Guarantee

The CNOOC Guarantee will not be provided to Holders who do not deliver Consents, even if the Proposed Amendments are adopted.

Although the Proposed Amendments with respect to a Solicited Class of Notes, if adopted, will be binding upon all Notes of such Solicited Class, the CNOOC Guarantee will only be provided in respect of Notes as to which: (i) the Requisite Consents for the Solicited Class of Notes of which such Notes form a part are obtained; (ii) a consent for such Note is validly delivered and not validly revoked; (iii) the other conditions to the applicable Proposed Amendments are satisfied or waived (including the Cross-Consent Condition); and (iv) the Proposed Amendments become effective with respect to the Solicited Class of which such Notes form a part.

The CNOOC Guarantee will be effectively subordinated to the secured debt of CNOOC and the secured and unsecured debt of CNOOC’s subsidiaries.

The obligations of CNOOC under each CNOOC Guarantee will be unsecured and will be effectively subordinated to any secured indebtedness of CNOOC, and rank equally with all unsecured unsubordinated obligations of CNOOC. The CNOOC Guarantee will be structurally subordinated to the claims of all holders of debt securities and other creditors, including trade creditors, of each of CNOOC subsidiaries (other than Nexen), and to all secured creditors of each of CNOOC and their subsidiaries.

In the event of an insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of any subsidiary of CNOOC, creditors of such subsidiary generally will have the right to be paid in full before any distribution is made to CNOOC.

Risks Relating to the Enforcement of Civil Liabilities

U.S. Noteholders

The enforcement by noteholders of civil liabilities under U.S. securities laws may be affected adversely by the fact that Nexen is organized under the laws of Canada and that CNOOC is organized under the laws of Hong Kong, that all or substantially all of their respective officers and directors do not reside in the United States and that a significant portion of their respective assets are located outside the United States. Noteholders may not be able to sue Nexen, CNOOC or their respective affiliates, officers and directors in a non-U.S. court for violations of U.S. securities laws. It may be difficult to compel Nexen, CNOOC or their respective affiliates, officers and directors to subject themselves to a judgment by a U.S. court.

Canadian Noteholders

The enforcement by noteholders of civil liabilities under Canadian securities law may be affected adversely by the fact that CNOOC is organized under the laws of Hong Kong, that a number of their respective officers and directors do not reside in Canada and that a significant portion of its assets are located outside of Canada. As a result, it may be difficult for a noteholder in Canada to effect service of process upon foreign parties or to enforce against CNOOC or other parties in foreign courts judgments obtained in Canadian courts predicated upon, among other things, the civil liability provisions of Canadian securities laws. Noteholders may not be able to sue CNOOC or its respective affiliates, officers and directors in a non-Canadian court for violations of Canadian securities laws.

Risks Relating to Nexen and its Subsidiaries

Noteholders should be aware that the business and operations of Nexen and its subsidiaries are subject to a number of risks, including, without limitation, those risks identified in Nexen’s Annual Information Form for the year ended December 31, 2011 and other filings of Nexen filed with the securities regulatory authorities which have been filed on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

Risks Relating to the Business of CNOOC

Noteholders should be aware that the business and operations of CNOOC and their affiliates are subject to a number of risks, including, without limitation, those risks identified in the documents incorporated by reference herein and set out under the heading “Documents Incorporated by Reference.”

SUMMARY INFORMATION CONCERNING NEXEN

Background of Nexen

Nexen, a wholly-owned indirect subsidiary of CNOOC, is a Canadian-based global energy company. For financial reporting purposes, Nexen reports on four main segments: Conventional Oil and Gas, Oil Sands, Unconventional Gas and Corporate and Other. Nexen’s Conventional Oil and Gas operations are broken down geographically into the United Kingdom, North America (Canada and the United States) and other countries (Yemen, offshore West Africa and Colombia). Nexen’s Oil Sands operations consist of its in situ activities, which are comprised of operations at Long Lake and future development phases, and its mining activities conducted through Nexen’s 7.23% interest in the Syncrude joint venture. Unconventional Gas includes unconventional gas from shale formations in northeastern British Columbia. Corporate and Other consists of Nexen’s energy marketing business and any other unallocated items.

Acquisition of Nexen by CNOOC

On July 23, 2012, Nexen, CNOOC and CNOOC Canada entered into the Arrangement Agreement pursuant to which the parties agreed to effect the arrangement under which CNOOC Canada would acquire all of the outstanding common shares and preferred shares of Nexen (the “Arrangement”). The Arrangement was completed on February 25, 2013.

SUMMARY INFORMATION CONCERNING CNOOC

The following information concerning CNOOC is a general summary only and is not intended to be comprehensive. It does not contain all the information Holders may consider important in making their investment decision and should be read and construed in conjunction with those additional materials concerning CNOOC that are incorporated by reference herein. See “Documents Incorporated by Reference.”

CNOOC

CNOOC, together with its subsidiaries, is China’s largest producer of offshore crude oil and natural gas and one of the largest independent oil and gas exploration and production companies in the world. CNOOC was incorporated in Hong Kong in August 1999. CNOOC primarily engages in exploration, development, production and sales of oil and natural gas. CNOOC’s core operation areas are Bohai, Western South China Sea, Eastern South China Sea and East China Sea in offshore China. As part of its overseas operations, CNOOC has oil and gas assets in Asia, Africa, North America, South America and Oceania.

CNOOC’s shares are listed on the NYSE under the symbol ‘‘CEO’’ and on the Stock Exchange of Hong Kong Limited under the symbol ‘‘00883’’. CNOOC has been admitted as a constituent stock of the Hang Seng Index.

CNOOC Guarantee

The CNOOC Guarantee of the 1998 Indenture Notes to be provided by CNOOC will be governed by the laws of the Province of Alberta and the federal laws of Canada. The CNOOC Guarantee of each Solicited Class of the 2007 Indenture Notes to be provided by CNOOC will be governed by New York law. Each CNOOC Guarantee will be incorporated directly into the Supplemental Indentures.

CNOOC will only provide the CNOOC Guarantee in respect of a Note as to which: (i) the Requisite Consents for the Solicited Class of Notes of which such Note forms a part are obtained; (ii) a Consent for such Note is validly delivered and not validly revoked; (iii) the other conditions to the applicable Proposed Amendments are satisfied or waived (including the Cross-Consent Condition); and (iv) the Proposed Amendments become effective with respect to the Solicited Class of which such Note forms a part.

USE OF PROCEEDS

CNOOC will not receive any cash proceeds from the issuance of the CNOOC Guarantee.

CANADIAN SECURITIES LAW MATTERS

Nexen has applied to the securities commission, or similar regulatory authority, in each of the Provinces of Canada for an order that Nexen cease to be a reporting issuer in each such jurisdiction.  If the order is granted in the form sought, Nexen would be relieved from the requirements to file financial statements and all other continuous disclosure filings in Canada.

CONSEQUENCES OF PROPOSED AMENDMENTS NOT BEING IMPLEMENTED

If the Proposed Amendments are not implemented with respect to any or all Solicited Classes of Notes, Nexen may still proceed with certain of the Asset Transfers and the Post-Closing Amalgamation, in accordance with its covenants under the 1998 Indenture and the 2007 Indenture.  If the Proposed Amendments are not implemented with respect to a Solicited Class of Notes, we will not accept any Consents in the Consent Solicitation, Nexen will not pay any Early Consent Fees and CNOOC will not provide the CNOOC Guarantee, in each case with respect to Notes of such Solicited Class.

EXECUTIVE SUMMARY OF THE PROPOSED AMENDMENTS

In order to facilitate the integration of Nexen following its acquisition by CNOOC and to allow the integrated company greater flexibility in operations, Nexen is proposing certain amendments to the terms of the Indentures that govern the 1998 Indenture Notes and the 2007 Indenture Notes. These amendments will be made by one or more supplemental indentures (each, a “Supplmental Indenture”) to the 1998 Indenture and the 2007 Indenture.

The following statements relating to the Proposed Amendments are summaries that do not purport to be complete and are qualified in their entirety by reference to the Form of Seventh Supplemental Indenture to the 1998 Indenture and the Form of Fourth Supplemental Indenture to the 2007 Indenture, each of which is attached as an exhibit to the registration statement of which this Prospectus Supplement/Consent Solicitation forms a part and is incorporated herein by this reference.

Summary of Proposed Amendments to the 1998 Indenture

Nexen is proposing certain amendments to the provisions in the 1998 Indenture, including relating to: (i) the limitations on Nexen's ability to incur liens; (ii) ranking of 1998 Indenture Notes; (iii) limitations on the consolidation, amalgamation or merger of Nexen or the sale of all or substantially all of Nexen's assets; (iv) reporting obligations; (v) Series of 1998 Indenture Notes; (vi) powers exercisable by Holders by extraordinary resolution; and (vii) obligations to pay PRC additional amounts.  The 1998 Indenture is also being amended to remove provisions providing for guarantees to be provided in respect of 1998 Indenture Notes, including references to such guarantees in the defeasance provisions of the 1998 Indenture, and replace such with a new Article 12, which will contain the CNOOC Guarantee. The amendments will ensure consistency between the 1998 Indenture and the 2007 Indenture with respect to guarantee provisions.  Finally, the 1998 Indenture is being amended to add The Bank of New York Mellon as a U.S. Trustee,  being a U.S. affiliate of the Canadian Trustee (as such terms are defined in the 1998 Supplemental Indenture).

Covenant Related to the Limitation on Liens

The 1998 Indenture provides, in Section 5.1(e), that subject to certain exceptions, (a) Nexen shall not create, incur, assume or suffer to exist, nor shall it allow or permit any restricted subsidiary of Nexen to create, incur, assume or suffer to exist, any security interest upon or with respect to any of its properties or assets or any income or profits therefrom, whether owned as of the date of the 1998 Indenture or thereafter acquired, and (b) without limitation to the provisions of clause (a) of this sentence, Nexen shall not create, incur, assume or suffer to exist, nor shall it allow or permit any subsidiary of Nexen to create, incur, assume or suffer to exist, any security interest upon or with respect to any shares of capital stock, indebtedness or other securities of, or other ownership interests in, any restricted subsidiary of Nexen, whether owned on the date of the 1998 Indenture or thereafter acquired, unless, in any case described in (a) or (b) of this sentence, Nexen or such restricted subsidiary or subsidiary of Nexen, as the case may be, shall secure or cause to be secured the 1998 Indenture Notes under the 1998 Indenture equally and rateably with the indebtedness secured by such security interest.

 The Proposed Amendments will delete Section 5.1(e) from the 1998 Indenture.

Ranking of 1998 Indenture Notes

The 1998 Indenture provides, in Section 2.11, that all 1998 Indenture Notes shall rank pari passu without discrimination, preference or priority.  The Proposed Amendments will amend Section 2.11 of the Original Indenture to provide for the addition of the Guaranteed Securities and will read as follows:

“2.11      Debt Securities to Rank Pari Passu

“With the exception of the Guarantee of the Guaranteed Securities, all Debt Securities shall rank pari passu without discrimination, preference or priority, whatever may be the actual date or terms of the issue of the same respectively, save only as to sinking fund provisions (if any) applicable to one or more series.”

Covenant Related to the Amalgamation, Consolidation or Merger of Nexen and the Lease of or Sale of All or Substantially All of Nexen's Assets

The 1998 Indenture, in Section 8.1, states:

“8.1        Certain Requirements in Respect to Mergers, etc.

The Corporation will not merge, amalgamate or consolidate with or into any other Person, or sell, assign, lease, convey or otherwise transfer all or substantially all of its property and assets to any other Person, or change the jurisdiction under whose laws the Corporation is organized and existing (a “Reincorporation”), unless, in any such case: (a) either (i) the Corporation shall be the surviving corporation in the case of a merger (which term, as used in this Section 8.1, shall not include an amalgamation or consolidation) and, immediately after such merger, shall remain a corporation organized and validly existing under the laws of the same jurisdiction in which it was organized and existing immediately prior to such merger or (ii) the Person formed by such amalgamation or consolidation, or into which the Corporation is merged, or to which the Corporation has sold, assigned, leased, conveyed or otherwise transferred all or substantially all of its property and assets, or resulting from such Reincorporation is a corporation (the “successor corporation”) organized and validly existing under the laws of its applicable jurisdiction and shall expressly assume, by supplemental indenture executed by such successor corporation and delivered by it to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on, and all other amounts (including, without limitation, Additional Amounts), if any, and sinking fund payments, if any) payable in respect of, the Debt Securities and the due and punctual performance and observance of all other covenants and conditions contained in this Trust Indenture and the Debt Securities to be performed or observed by the Corporation (including, without limitation, the appointment of an agent for service of process in the United States of America); provided that no such supplemental indenture shall be required pursuant to the provisions of this clause (a) if (1) the transaction in question is an amalgamation of the Corporation with any one or more other corporations, which amalgamation is governed by the statutes of Canada or any province thereof, as applicable, (2) the successor corporation is and, immediately prior to such amalgamation, the Corporation was organized and existing under the laws of Canada or any province thereof, (3) upon the effectiveness of such amalgamation, the successor corporation shall have become or shall continue to be (as the case may be), by operation of law and as expressly provided by the statutes of Canada or any province thereof (as the case may be) applicable to such amalgamation, liable for the due and punctual payment of the principal of and premium, if any, and interest on, and all other amounts (including, without limitation, Additional Amounts, if any, and sinking fund payments, if any) payable in respect of, the Debt Securities and the due and punctual performance and observance of all other covenants and conditions contained in this Indenture and the Debt Securities to be performed or observed by the Corporation (including, without limitation, the appointment of an agent for service of process in the United States of America), and (4) the Corporation shall have delivered to the Trustee an opinion of outside counsel experienced in such matters to the effect set forth in clauses (1) through (3) above; (b) the Trustee is satisfied, and Counsel is of the opinion (which opinion shall be delivered to the Trustee), that such transaction is upon such terms as substantially to preserve and not to prejudice any of the rights and powers of the Trustee or of the holders of Debt Securities (including, in respect of any Debt Securities that may be convertible, the conversion rights of holders thereof); (c) there shall exist no condition or event either at the time of or immediately following such transaction, as to either the Corporation or the successor corporation, which constitutes or would with the passage of time or giving of notice or both constitute an Event of Default under this Indenture; (d) the Corporation shall have delivered to the Trustee an opinion of outside counsel of nationally recognized standing with respect to matters of Canadian federal income taxation to the effect that (i) the holders of the Debt Securities will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such merger, amalgamation, consolidation, sale, assignment, lease, conveyance, transfer or Reincorporation, (ii) after such transaction, any payment or credit by the Corporation or the successor corporation, as applicable, of the principal of, or premium, if any, or interest on, or any other amount payable under or in respect of, the Debt Securities to any holder thereof will be exempt from Canadian withholding tax if the holder, for purposes of the Income Tax Act (Canada) (or any successor law) is or is deemed to be a non-resident of Canada and deals at arms-length with the Corporation at the time of such payment or credit, as applicable, and (iii) after such transaction, holders of the Debt Securities will be subject to

Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred; and (e) the Corporation shall have delivered to the Trustee a Certificate of the Corporation and an opinion of Counsel each stating that such merger, amalgamation, consolidation, sale, assignment, lease, conveyance, transfer or Reincorporation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been complied with; provided that, if the successor corporation is not organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia or Canada or any province of Canada, such successor corporation shall expressly agree, in a supplemental indenture executed by such successor corporation, (i) to indemnify and hold harmless each holder of any Debt Securities from and against (x) any and all present and future taxes, duties, levies, imposts, fees, assessments or other governmental charges (including penalties, interest and other liabilities related thereto) (collectively “Taxes”) of whatever nature which may be imposed on such holder or required to be withheld or deducted from any payment to such holder as a consequence of such merger, amalgamation, consolidation, sale, assignment, lease, conveyance, transfer or Reincorporation and (y) any and all costs and expenses arising out of or relating to such merger, amalgamation, consolidation, sale, assignment, lease, conveyance, transfer or Reincorporation, and (ii) that the principal of, and premium, if any, and interest on, and any and all other amounts payable under or in respect of, the Debt Securities will be paid without withholding or deduction for or on account of any present or future Taxes of whatever nature imposed, levied, withheld, assessed or collected by or on behalf of the jurisdiction or jurisdictions in which such successor corporation is organized, is resident or is deemed for tax purposes to be resident (each such jurisdiction being hereinafter called an “Applicable Jurisdiction”) or any political subdivision or taxing authority of or in any Applicable Jurisdiction unless such Taxes are required by any Applicable Jurisdiction or any political subdivision or taxing authority thereof or therein to be withheld or deducted, in which case such successor corporation will pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amount paid to each holder of any Debt Securities, after such deduction or withholding, will not be less than the amount which such holder would have received in accordance with the terms of the Debt Securities and this Indenture if no such deduction or withholding had been required. Whenever there is mentioned herein or in any Debt Securities, in any context, the payment of the principal of, or premium, if any, or interest on, or in respect of, any Debt Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture, and express mention of the payment of Additional Amounts in any instance shall not be construed as excluding Additional Amounts in those instances where such express mention is not made.”

Additionally, the 1998 Indenture, in Section 8.2, provides that in the event of any merger of Nexen into, consolidation or amalgamation of Nexen with, or sale, assignment, lease, conveyance or other transfer of all or substantially all of Nexen's assets to, another person, the successor corporation shall succeed to and be substituted for and may exercise every right and power of Nexen under the 1998 Indenture Notes and the 1998 Indenture as if it had been named as Nexen in such documents, and the predecessor corporation, except in the case of a consolidation, an amalgamation or a lease, shall be released from any further obligation under the 1998 Indenture Notes and the 1998 Indenture and holders of 1998 Indenture Notes will thereafter be required to look solely to such successor corporation for the payment of all amounts which may become due and payable under the 1998 Indenture Notes and the 1998 Indenture.  The 1998 Indenture, in Section 8.3, includes provisions relating to, among other things, certain timing and documentary requirements in the case Nexen becomes obligated to pay Additional Amounts.

If Consents of 100% of the aggregate principal amount of the Holders of the 1998 Indenture Notes are obtained, then Section 8.1, Section 8.2 and Section 8.3 will be deleted in their entirety.  If Consents of the Holders of more than 66 2/3%, but less than 100%, of the aggregate principal amount of the 1998 Indenture Notes are obtained, then Section 8.3 will remain unchanged, Section 8.2 will be deleted from the 1998 Indenture and Section 8.1 will be replaced with the following:

“8.1        Certain Requirements in Respect to Mergers, etc.

Nothing in this Indenture shall restrict the Corporation's ability to merge, amalgamate or consolidate with or into any other Person, or sell, assign, lease, convey or otherwise transfer all or substantially all of its property and assets to any other Person, or change the jurisdiction under whose laws the Corporation is organized and existing (a “Reincorporation”); provided that

(a) either (i) the Corporation shall be the surviving corporation in the case of a merger (which term, as used in this Section 8.1, shall not include an amalgamation or consolidation) and, immediately after such merger, shall remain a corporation organized and validly existing under the laws of the same jurisdiction in which it was organized and existing immediately prior to such merger, or (ii)

(A) in the case of an amalgamation or consolidation, or in the case of a merger, if the Corporation is not the surviving corporation as set forth in clause (a)(i) above, or in the case of a Reincorporation, the Person or Persons formed by such amalgamation or consolidation, or into which the Corporation is merged, or resulting from such Reincorporation is a corporation or are corporations (each, a “successor corporation” and together the “successor corporations”) organized and validly existing under the laws of its applicable jurisdiction and shall expressly assume, by supplemental indenture executed by such successor corporation or successor corporations and delivered by it or them to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on, and all other amounts (including, without limitation, Additional Amounts, if any, PRC Additional Amounts (as hereinafter defined) and other amounts payable under Section 5.5, if any, and sinking fund payments, if any) payable in respect of the Debt Securities (collectively, the “Obligations”), or

(B) in the case of a sale, assignment, lease, conveyance or other transfer of all or substantially all of its property and assets to any other Person, (x) the divesting Corporation shall remain the primary obligator for the due and punctual payment of the Obligations (which for this purpose includes Additional Amounts), and (y) the Person or Persons to which the Corporation has sold, assigned, leased, conveyed or otherwise transferred all or substantially all of its property and assets (each, as “acquiror” and together the “acquirors”) shall agree, by supplemental indenture executed by such Person or Persons and delivered by it or them to the Trustee, to (1) irrevocably and unconditionally guarantee the due and punctual payment of the Obligations (which for this purpose includes Additional Amounts) and (2) be bound  by the provisions of this Section 8.1 and Section 8.3 as if it were the Corporation (except, for the avoidance of doubt, any acquiror shall not be considered a primary obligor for the purposes of clause B(x) above);

provided, further, that no such supplemental indenture shall be required pursuant to the provisions of this clause (a) if (1) the transaction in question is an amalgamation of the Corporation with any one or more other corporations, which amalgamation is governed by the statutes of Canada or any province thereof, as applicable, (2) the successor corporation is and, immediately prior to such amalgamation, the Corporation was organized and existing under the laws of Canada or any province thereof; (3) upon the effectiveness of such amalgamation, the successor corporation or successor corporations shall have become or shall continue to be (as the case may be), by operation of law and as expressly provided by the statutes of Canada or any province thereof (as the case may be) applicable to such amalgamation, liable for the due and punctual payment of the Obligations, and (4) the Corporation shall have delivered to the Trustee an opinion of Counsel to the effect set forth in clauses (1) through (3) above;

(b) Intentionally omitted.

(c) Intentionally omitted.

(d) Intentionally omitted.

(e) if any successor corporation or acquiror is not organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia or Canada or any province of Canada, such successor corporation or acquiror shall expressly agree, in a supplemental indenture executed by such successor corporation or acquiror, (i) to indemnify and hold harmless each holder of any Debt Securities from and against (x) any and all present and future taxes, duties, levies, imposts, fees, assessments or other governmental charges (including penalties, interest and other liabilities related thereto)

(collectively “Taxes”) of whatever nature which may be imposed on such holder or required to be withheld or deducted from any payment to such holder as a consequence of such merger, amalgamation, consolidation, sale, assignment, lease, conveyance, transfer or Reincorporation and (y) any and all costs and expenses arising out of or relating to such merger, amalgamation, consolidation, sale, assignment, lease, conveyance, transfer or Reincorporation, and (ii) that the principal of, and premium, if any, and interest on, and any and all other amounts payable under or in respect of, the Debt Securities will be paid without withholding or deduction for or on account of any present or future Taxes of whatever nature imposed, levied, withheld, assessed or collected by or on behalf of the jurisdiction or jurisdictions in which such successor corporation or acquiror is organized, is resident or is deemed for tax purposes to be resident (each such jurisdiction being hereinafter called an “Applicable Jurisdiction”) or any political subdivision or taxing authority of or in any Applicable Jurisdiction unless such Taxes are required by any Applicable Jurisdiction or any political subdivision or taxing authority thereof or therein to be withheld or deducted, in which case such successor corporation or acquiror will pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amount paid to each holder of any Debt Securities, after such deduction or withholding, will not be less than the amount which such holder would have received in accordance with the terms of the Debt Securities and this Indenture if no such deduction or withholding had been required. Whenever there is mentioned herein or in any Debt Securities, in any context, the payment of the principal of, or premium, if any, or interest on, or in respect of, any Debt Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture, and express mention of the payment of Additional Amounts in any instance shall not be construed as excluding Additional Amounts in those instances where such express mention is not made; and

(f) the Corporation shall have delivered to the Trustee a Certificate of the Corporation and an opinion of Counsel each stating that such merger, amalgamation, consolidation, sale, assignment, lease, conveyance, transfer of all or substantially all of the assets or Reincorporation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been complied with.”

Covenant Related to Reporting

The 1998 Indenture, in Section 5.1(b), provides that Nexen will file with the 1998 Indenture Trustee copies of all consolidated financial statements of Nexen furnished to its shareholders and any reports of Nexen's auditors thereon, and at all reasonable times will furnish or cause to be furnished to the 1998 Indenture Trustee or its agents or attorneys such information relating to its business or the business of any restricted subsidiary of Nexen as the 1998 Indenture Trustee may reasonably require.

 The Proposed Amendments will remove the current reporting covenant of Nexen in Section 5.1(b) as described above and will add an additional reporting covenant of Nexen (which is the same reporting covenant of Nexen as contained in Section 7.04 of the 2007 Indenture), which will read as follows:

“The Corporation shall: (1) file with the Trustee, within 15 days after the Corporation is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Corporation may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Corporation is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; and (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Corporation with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.”

In addition to the foregoing amendment, the Proposed Amendments will add a new Section 5.4 which will read as follows:

“5.4        Reports by the Guarantor.

At any time that the Guarantor's ordinary shares are not listed for trading on The Stock Exchange of Hong Kong Limited or any other securities exchange, the Guarantor will deliver to the Trustee, upon request and as soon as they are available, (i) but in any event within 120 calendar days after the end of each fiscal year (which ends on December 31), copies of its latest annual report and audited consolidated financial statements; and (ii) but in any event within 90 calendar days after the end of its first semi-annual fiscal period, copies of its latest unaudited interim consolidated financial statements. At any time that the Guarantor's ordinary shares are listed for trading on The Stock Exchange of Hong Kong Limited or any other securities exchange, the Guarantor will deliver to the Trustee, upon request and as soon as they are available, but in any event within 10 calendar days after they are filed with The Stock Exchange of Hong Kong Limited or any such other securities exchange on which its ordinary shares are at any time listed for trading, true and correct copies of any financial or other report in the English language filed with such exchange.”

Series of 1998 Indenture Notes

The Proposed Amendments will add the following language to the end of Section 2.2 of the 1998 Indenture:

“For the avoidance of any doubt, the Debt Securities of a particular series issued under this Indenture shall, upon due execution and delivery of the Seventh Supplemental Indenture by each of the parties thereto, be deemed to be Debt Securities of the same series for all purposes of this Indenture, regardless of the fact that Article 12 and the Guarantee shall apply only to the Guaranteed Securities of such series.”

Voting Provisions

The 1998 Indenture, in Section 9.10, provides that the holders of the 1998 Indenture Notes have the power, by extraordinary resolution approved by the Holders of not less than 66 2/3% of the principal amount of the 1998 Indenture Notes then outstanding, to assent to any amendment to the 1998 Indenture agreed to by Nexen and the 1998 Indenture Trustee, with the exception of certain changes listed in Section 6.12 of the 1998 Indenture.

The Proposed Amendments would provide that any amendments that add any provisions to, or change in any manner, or eliminate any of the provisions of the proposed Article 12, which will contain the CNOOC Guarantee, or which modify in any manner the rights of Holders of Guaranteed Notes under the CNOOC Guarantee, shall require the written consent of the Holders of not less than 66 2/3% of the  principal amount of the outstanding Guaranteed Notes affected by such amendments (with the Guaranteed Notes voting as a class) and not, for the avoidance of any doubt, the consent of the Holders of non-guaranteed Notes.

PRC Amounts

The Proposed Amendments will add a new Section 5.5 to the 1998 Indenture, which will read as follows:

“5.5        PRC Additional Amounts.

If at any time, the Corporation is determined to be a resident enterprise of the People's Republic of China (the “PRC”) for PRC tax purposes (a “PRC Tax Resident Enterprise”) and, as a result, (i) the Corporation is required to withhold or deduct any amounts in respect of PRC Taxes from any payment to a holder of the Debt Securities, the Corporation will pay such additional amounts (“PRC Additional Amounts”) as may be necessary in order that the net amount paid to a holder of a Debt Security, after deduction of such withholding, will not be less than the amount which such holder would have received in accordance with the terms of such Debt Securities and the Indenture if no such withholding had been required, and (ii) the Corporation will indemnify and hold harmless each holder of the Debt Securities against any PRC Taxes which may be imposed on such holder of Debt Securities solely as a result of the Corporation being a PRC Tax Resident Enterprise, provided that no PRC Additional Amounts will be payable to a holder of Debt Securities under (i) above and no indemnity payment will be made to a holder of Debt Securities under (ii) above where the holder or beneficial owner of a Debt Security:

(a) is a resident, domiciliary or national of, or engaged in business or maintains a permanent establishment or other physical presence in or otherwise has or has had some connection with the PRC or any political subdivision thereof other than the mere holding of Debt Securities or the receipt of payments thereunder; or

(b) is subject to PRC Taxes by reason of its failure to comply with, or would be entitled to exemption from, reduction in, or refund of such PRC Taxes by complying with, any certification, identification, information, documentation or other reporting requirement required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in such PRC Taxes.

Nor will any amount be paid under (i) or (ii) above to any holder of a Debt Security who is a fiduciary or partnership or other than the sole beneficial owner of the Debt Security and of payments on the Debt Security to the extent that a payment on, or gain with respect to, the Debt Security would be required by the laws of the PRC to be included in the income of a beneficiary or settlor with respect to the fiduciary, a member of the partnership, or a beneficial owner who would not have been entitled to the payment under (i) or (ii) above had that beneficiary, settlor, member or beneficial owner been the holder of the Debt Securities.

At least ten (10) days prior to each date on which any payment under or with respect to the Debt Securities is due and payable, if the Corporation will be obligated to pay PRC Additional Amounts with respect to such payment, the Corporation will deliver to the Trustee Certificate of the Corporation stating the fact that such PRC Additional Amounts will be payable and specifying the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such PRC Additional Amounts to holders of Debt Securities on the payment date.

Whenever there is mentioned herein in any context, the payment of principal or interest in respect of any Debt Security, such mention shall be deemed to include the payment of PRC Additional Amounts provided for herein to the extent that, in such context, PRC Additional Amounts are, were or would be payable in respect thereof pursuant hereto.”

Definitions

The Proposed Amendments will insert the following definitions, among others, into Section 1.1 of the 1998 Indenture:

“Canadian Trustee” means CIBC Mellon Trust Company, a trust corporation incorporated under the laws of Canada, until a successor shall become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean such successor.

“Guarantee” means the guarantee by the Guarantor as set forth in Article 12.

“Guaranteed Securities” means (i) the Debt Securities with respect to which a valid Consent has been given (and not validly revoked) by the holder of such Debt Securities and accepted by the Corporation in the Consent Solicitation which shall have CUSIP Numbers ●, and (ii) any Debt Securities guaranteed pursuant to Section 12.6(c) and additional Guaranteed Securities pursuant to Section 12.6(b).

“Non-Guaranteed Securities” shall have the meaning given to such term in Section 12.6.

“Seventh Supplemental Indenture” means the Seventh Supplemental Indenture to this Indenture dated as of March ●, 2013 between the Corporation, the Canadian Trustee, the U.S. Trustee and CNOOC Limited, a company formed under the laws of the Hong Kong Special Administrative Region of the People's Republic of China.

“U.S. Trustee” means The Bank of New York Mellon, a New York banking corporation, until a successor shall become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean such successor.

The Proposed Amendments will delete the definitions of “Guarantor”, “Paying Agent” and “Trustee” in Section 1.1 of the 1998 Indenture and replace them with the following:

“Guarantor” means CNOOC Limited, a company formed under the laws of Hong Kong Special Administrative Region of the People's Republic of China, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Paying Agent” means any Person authorized by the Corporation to pay the principal of or any premium or interest on any Debt Securities on behalf of the Corporation and includes the Canadian Trustee and the Corporation acting as a Paying Agent provided that the Corporation may not act as the only Paying Agent at any time and may not act as a Paying Agent with respect to moneys deposited or paid pursuant to Sections 7.4 or 7.5 or Article 13.

“Trustee” or “Trustees” means the party or parties named as the Canadian Trustee and the U.S. Trustee in this Indenture until a successor to either or both of such Trustees shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, means each party who is then a Trustee hereunder and, unless the context otherwise requires and except as otherwise provided herein, a reference to “a Trustee” or “the Trustee” means either of the Trustees.

Summary of Proposed Amendments to the 2007 Indenture

Nexen is proposing certain amendments to the provisions in the 2007 Indenture, including relating to: (i) the limitations on Nexen’s ability to incur liens; (ii) limitations on the consolidation, amalgamation or merger of Nexen or the sale of all or substantially all of Nexen’s assets; (iii) reporting obligations; (iv) Series of notes; (v) voting by Holders; (vi) supplemental indentures without consent of Holders; and (vii) obligation to pay PRC additional amounts.

Covenant Related to the Limitation on Liens

Subject to certain exceptions, the 2007 Indenture, in Section 10.06, provides that (a) Nexen will not create, incur, assume or suffer to exist, nor shall it allow or permit any restricted subsidiary to create, incur, assume or suffer to exist, any security interest securing any indebtedness for borrowed money or interest thereon, upon or with respect to any of its properties or assets or any income or profits therefrom, whether owned on the date of the 2007 Indenture or hereafter acquired, and (b) without limitation to the provisions of clause (a) of this sentence, Nexen shall not create, incur, assume or suffer to exist, nor shall it allow or permit, any subsidiary to create, incur, assume or suffer to exist, any security interest securing any indebtedness for borrowed money or interest thereon, upon or with respect to any shares of capital stock, indebtedness or other securities of, or other ownership interests in, any restricted subsidiary, whether owned on the date of the 2007 Indenture or hereafter acquired, unless, in any case described in (a) or (b) of this sentence, Nexen or such restricted subsidiary or subsidiary, as the case may be, shall secure or cause to be secured the securities equally and rateably with the indebtedness for borrowed money secured by such security interest.

The Proposed Amendments will delete Section 10.06 from the 2007 Indenture.

Covenant Related to the Amalgamation, Consolidation or Merger of Nexen and the Lease of or Sale of All or Substantially All of Nexen’s Assets

The 2007 Indenture, in Section 8.01, states:

“Section 8.01.      Certain Requirements in Respect to Mergers, etc.  The Issuer will not merge, amalgamate or consolidate with or into any other Person, or sell, assign, lease, convey or otherwise transfer all or substantially all of its property and assets to any other Person, or change the jurisdiction under whose laws the Issuer is organized and existing (a “Reincorporation”), unless, in any such case:

(a)  either (i) the Issuer shall be the surviving corporation in the case of a merger (which term, as used in this Section 8.01, shall not include an amalgamation or consolidation) and, immediately after such merger, shall remain a corporation organized and validly existing under the laws of the same jurisdiction in which it was organized and existing immediately prior to such merger or (ii) the Person formed by such amalgamation or consolidation, or into which the Issuer is merged, or to which the Issuer has sold, assigned, leased, conveyed or otherwise transferred all or substantially all of its property and assets, or resulting from such Reincorporation is a corporation (the “successor corporation”) organized and validly existing under the laws of its applicable jurisdiction and shall expressly assume, by supplemental indenture executed by such successor corporation and delivered by it to the Trustee, the due and punctual payment of the principal of and premium, if any,) and interest on, and all other amounts (including, without limitation, Additional Amounts and Reorganization Additional Amounts (as hereinafter defined), if any, and sinking fund payments, if any, payable in respect of, the Securities and the due and punctual performance and observance of all other covenants and conditions contained in this Indenture and the Securities to be performed or observed by the Issuer (including, without limitation, the appointment of an agent for service of process in the United States of America); provided that no such supplemental indenture shall be required pursuant to the provisions of this clause (a) if (A) the transaction in question is an amalgamation of the Issuer with any one or more other corporations, which amalgamation is governed by the statutes of Canada or any province thereof, as applicable, (B) the successor corporation is and, immediately prior to such amalgamation, the Issuer was organized and existing under the laws of Canada or any province thereof; (C) upon the effectiveness of such amalgamation, the successor corporation shall have become or shall continue to be (as the case may be), by operation of law and as expressly provided by the statutes of Canada or any province thereof (as the case may be) applicable to such amalgamation, liable for the due and punctual payment of the principal of and premium, if any, and interest on, and all other amounts (including, without limitation, Additional Amounts, if any, and Reorganization Additional Amounts, if any, and sinking fund payments, if any,) payable in respect of, the Securities and the due and punctual performance and observance or all other covenants and conditions contained in this Indenture and the Securities to be performed or observed by the Issuer (including, without limitation, the appointment of an agent for service of process in the United States of America), and (D) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect set forth in clauses (A) through (C) above;

(b)  the Trustee has received an Opinion of Counsel that such transaction is upon such terms as substantially to preserve and not to prejudice any of the rights and powers of the Trustee or of the Holders of Securities;

(c)  there shall exist no condition or event either at the time of or immediately following such transaction, as to either the Issuer or the successor corporation, which constitutes or would with the passage of time or giving of notice or both constitute an Event of Default under this Indenture;

(d)  the Issuer shall have delivered to the Trustee an opinion of outside counsel of nationally recognized standing with respect to matters or Canadian federal income taxation to the effect that (i) the holders of the Securities will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such merger, amalgamation, consolidation, sale, assignment, lease, conveyance, transfer or Reincorporation, (ii) after such transaction, any payment or credit by the Issuer or the successor corporation, as applicable, of the principal of, or premium, if any, or interest on, or any other amount payable under or in respect of, the Securities to any Holder thereof will be exempt from Canadian withholding tax if the Holder, for purposes of the Income Tax Act (Canada) (or any successor law) is or is deemed to be a non-resident of Canada and deals at arms-length with the Issuer at the time of such payment or credit, as applicable, and (iii) alter such transaction, Holders of the Securities will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred; and

(e)  the Issuer shall have delivered to the Trustee an Officer’s Certificate of the Issuer and an Opinion of Counsel each stating that such merger, amalgamation, consolidation, sale, assignment, lease, conveyance, transfer or Reincorporation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been complied with; provided that, if the successor corporation is not organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia or Canada or any province of Canada, such successor corporation shall expressly agree, in a supplemental indenture executed by such successor corporation, (i) to indemnify and hold harmless each Holder of any Securities from and against (x) any and all present and future taxes, duties, levies, imposts, fees, assessments or other governmental charges (including penalties, interest and other liabilities related thereto) (collectively “Taxes”) of whatever nature which may be imposed on such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such merger, amalgamation, consolidation, sale, assignment, lease, conveyance, transfer or Reincorporation and (y) any and all costs and expenses arising out of or relating to such merger, amalgamation, consolidation, sale, assignment, lease, conveyance, transfer or Reincorporation, and (ii) that the principal of, and premium, if any, and interest on, and any and all other amounts payable under or in respect of, the Securities will be paid without withholding or deduction for or on account of any present or future Taxes of whatever nature imposed, levied, withheld, assessed or collected by or on behalf of the jurisdiction or jurisdictions in which such successor corporation is organized, is resident or is deemed for tax purposes to be resident (each such jurisdiction being hereinafter called an “Applicable Jurisdiction”) or any political subdivision or taxing authority of or in any Applicable Jurisdiction unless such Taxes are required by any Applicable Jurisdiction or any political subdivision or taxing authority thereof or therein to be withheld or deducted, in which case such successor corporation will pay such additional amounts (“Reorganization Additional Amounts”) as may be necessary in order that the net amount paid to each Holder of any Securities, after such deduction or withholding, will not be less than the amount which such Holder would have received in accordance with the terms of the Securities and this Indenture if no such deduction or withholding had been required.  Whenever there is mentioned herein or in any Securities, in any context, the payment of the principal of, or premium, if any, or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Reorganization Additional Amounts to the extent that, in such context, Reorganization Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture, and express mention of the payment of Reorganization Additional Amounts in any instance shall not be construed as excluding Reorganization Additional Amounts in those instances where such express mention is not made.”

Additionally, the 2007 Indenture, in Section 8.02, provides that upon any consolidation by Nexen with or merger by Nexen into any other corporation or other entity or any conveyance, transfer or lease of all or substantially all of the property and assets of Nexen as an entirety or substantially as an entirety, the successor corporation or other entity formed by such consolidation or into which Nexen is merged or the successor corporation or entity or affiliated group of corporations or entities to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Nexen under the 2007 Indenture with the same effect as if such successor corporation or corporations or entity or entities had been named as Nexen herein, and thereafter, except in the case of a lease, the predecessor corporation or corporations or entity or entities shall be relieved of all obligations and covenants under the 2007 Indenture and the 2007 Indenture Notes and in the event of such consolidation, merger, conveyance or transfer, except in the case of a lease, any such predecessor corporation may be dissolved and liquidated. The 2007 Indenture, in Section 8.03, includes, among other things, certain timing and documentary requirements in the case Nexen becomes obligated to pay Reorganization Additional Amounts and provides that Nexen or its successor corporation will indemnify and hold harmless certain Holders and, upon written request, reimburse such Holders for the amount of certain taxes levied or imposed by the Applicable Jurisdiction, as described in Section 8.01(e)(ii) and paid by such Holder as a result of payments made under or with respect to the 2007 Indenture Notes, excluding any Reorganization Additional Amounts that have previously been paid with respect thereto, and for any liability, including penalties, interest and expenses arising therefrom or with respect thereto.

If Consents of 100% of the aggregate principal amount of Holders of 2007 Indenture Notes of a Series are obtained, then Sections 8.01, 8.02 and 8.03 will be deleted in their entirety with respect to such Series.  If a majority, but less than 100%, of the aggregate principal amount of Holders of 2007 Indenture Notes of a Series are obtained, then Section 8.03 will remain unchanged, Section 8.02 will be deleted from the 2007 Indenture and Section 8.01 will be replaced with the following with respect to such Series:

“Section 8.01. Certain Requirements in Respect to Mergers, etc.  Nothing in this Indenture shall restrict the Issuer’s ability to merge, amalgamate or consolidate with or into any other Person, or sell, assign, lease, convey or otherwise transfer all or substantially all of its property and assets to any other Person, or change the jurisdiction under whose laws the Issuer is organized and existing (a “Reincorporation”); provided that

(a) either (i) the Issuer shall be the surviving corporation in the case of a merger (which term, as used in this Section 8.01, shall not include an amalgamation or consolidation) and, immediately after such merger, shall remain a corporation organized and validly existing under the laws of the same jurisdiction in which it was organized and existing immediately prior to such merger, or (ii)

(A) in the case of an amalgamation or consolidation, or in the case of a merger if the Issuer is not the surviving corporation as set forth in clause (a)(i) above, or in the case of a Reincorporation, the Person or Persons formed by such amalgamation or consolidation, or into which the Issuer is merged, or resulting from such Reincorporation is a corporation or are corporations (each, a “successor corporation” and together the “successor corporations”) organized and validly existing under the laws of its applicable jurisdiction and shall expressly assume, by supplemental indenture executed by such successor corporation or successor corporations and delivered by it or them to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on, and all other amounts  (including, without limitation, Additional Amounts, if any, Reorganization Additional Amounts (as hereinafter defined), if any, PRC Additional Amounts (as hereinafter defined) and other amounts payable under Section 10.10, if any, and sinking fund payments, if any) payable in respect of the Securities (collectively, the “Obligations”), or

(B) in the case of a sale, assignment, lease, conveyance or other transfer of all or substantially all of its property and assets to any other Person, (x) the divesting Issuer shall remain the primary obligor for the due and punctual payment of the Obligations, and (y) the Person or Persons to which the Issuer has sold, assigned, leased, conveyed or otherwise transferred all or substantially all of its property and assets (each, an “acquiror” and together the “acquirors”) shall agree, by supplemental indenture executed by such Person or Persons and delivered by it or them to the Trustee, to (1) irrevocably and unconditionally guarantee the due and punctual payment of the Obligations (which for this purpose includes Reorganizational Additional Amounts) and (2) be bound by the provisions of this Section 8.01 and Section 8.03 as if it were the Issuer (except, for the avoidance of doubt, any such acquiror shall not be considered a primary obligor for the purposes of clause B(x) above);

provided, further, that no such supplemental indenture shall be required pursuant to the provisions of this clause (a) if (1) the transaction in question is an amalgamation of the Issuer with any one or more other corporations, which amalgamation is governed by the statutes of Canada or any province thereof, as applicable, (2) the successor corporation is and, immediately prior to such amalgamation, the Issuer was organized and existing under the laws of Canada or any province thereof; (3) upon the effectiveness of such amalgamation, the successor corporation or successor corporations shall have become or shall continue to be (as the case may be), by operation of law and as expressly provided by the statutes of Canada or any province thereof (as the case may be) applicable to such amalgamation, liable for the due and punctual payment of the Obligations, and (4) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect set forth in clauses (1) through (3) above;

(b) Intentionally deleted.

(c) Intentionally deleted.

(d) Intentionally deleted.

(e) if any successor corporation or acquiror is not organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia or Canada or any province of Canada, such successor corporation or acquiror shall expressly agree, in a supplemental indenture executed by such successor corporation or acquiror, (i) to indemnify and hold harmless each Holder of any Securities from and against (x) any and all present and future taxes, duties, levies, imposts, fees, assessments or other governmental charges (including penalties, interest and other liabilities related thereto) (collectively “Taxes”) of whatever nature which may be imposed on such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such merger, amalgamation, consolidation, sale, assignment, lease, conveyance, transfer or Reincorporation and (y) any and all costs and expenses arising out of or relating to such merger, amalgamation, consolidation, sale, assignment, lease, conveyance, transfer or Reincorporation, and (ii) that the principal of, and premium, if any, and interest on, and any and all other amounts payable under or in respect of, the Securities will be paid without withholding or deduction for or on account of any present or future Taxes of whatever nature imposed, levied, withheld, assessed or collected by or on behalf of the jurisdiction or jurisdictions in which such successor corporation or acquiror is organized, is resident or is deemed for tax purposes to be resident (each such jurisdiction being hereinafter called an “Applicable Jurisdiction”) or any political subdivision or taxing authority of or in any Applicable Jurisdiction unless such Taxes are required by any Applicable Jurisdiction or any political subdivision or taxing authority thereof or therein to be withheld or deducted, in which case such successor corporation or acquiror will pay such additional amounts (“Reorganization Additional Amounts”) as may be necessary in order that the net amount paid to each Holder of any Securities, after such deduction or withholding, will not be less than the amount which such Holder would have received in accordance with the terms of the Securities and this Indenture if no such deduction or withholding had been required.  Whenever there is mentioned herein or in any Securities, in any context, the payment of the principal of, or premium, if any, or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Reorganization Additional Amounts to the extent that, in such context, Reorganization Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture, and express mention of the payment of Reorganization Additional Amounts in any instance shall not be construed as excluding Reorganization Additional Amounts in those instances where such express mention is not made; and

(f) the Issuer shall have delivered to the Trustee an Officer’s Certificate of the Issuer and an Opinion of Counsel each stating that such merger, amalgamation, consolidation, sale, assignment, lease, conveyance, transfer of all or substantially all of the assets or Reincorporation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been complied with.”

Covenant Related to Reporting

The 2007 Indenture, in Section 7.04, provides that Nexen shall file with the 2007 Indenture Trustee, within 15 days after Nexen is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the forgoing as the SEC may from time to time by rules and regulations prescribe) which Nexen may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”), as amended; or, if Nexen is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the 2007 Indenture Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; and file with the 2007 Indenture Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by Nexen with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

The Proposed Amendments will keep Section 7.04 above but will add a new Section 7.04A which will read as follows:

“Section 7.04A. Reports by the Guarantor.  At any time that the Guarantor’s ordinary shares are not listed for trading on The Stock Exchange of Hong Kong Limited or any other securities exchange, the Guarantor will deliver to the Trustee, upon request and as soon as they are available, (i) but in any event within 120 calendar days after the end of each fiscal year (which ends on December 31), copies of its latest annual report and audited consolidated financial statements; and (ii) but in any event within 90 calendar days after the end of its first semi-annual fiscal period, copies of its latest unaudited interim consolidated financial statements. At any time that the Guarantor’s ordinary shares are listed for trading on The Stock Exchange of Hong Kong Limited or any other securities exchange, the Guarantor will deliver to the Trustee, upon request and as soon as they are available, but in any event within 10 calendar days after they are filed with The Stock Exchange of Hong Kong Limited or any such other securities exchange on which its ordinary shares are at any time listed for trading, true and correct copies of any financial or other report in the English language filed with such exchange.”

Series of Notes

The Proposed Amendments will add the following language to the end of Section 3.01 of the 2007 Indenture:

 “For the avoidance of any doubt, the Securities of a particular series issued under this Indenture shall, upon due execution and delivery of the Fourth Supplemental Indenture by each of the parties thereto, be deemed to be Securities of the same Series for all purposes of this Indenture (including for purposes of default and acceleration notices under Section 5.01 and 5.02 and voting under Section 9.01 and 9.02) regardless of the fact that Article 15 and the Guarantee shall apply only to the Guaranteed Securities of such Series.”

Voting Provisions

The 2007 Indenture, in Section 9.02, provides that Nexen may, with the written consent of the Holders of a majority in aggregate principal amount of the outstanding 2007 Indenture Notes of each Series affected by such supplemental indenture, enter into an indenture or supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the 2007 Indenture or of modifying in any manner the rights of the Holders of 2007 Indenture Notes of such Series under the 2007 Indenture, except that certain changes require the consent of the holder of each outstanding security affected, including, but not limited to changes affecting: the stated maturity; the rate of interest; any reduction in the percentage principal amount of the outstanding 2007 Indenture Notes of any Series; the consent of whose Holders is required for any supplemental indenture; and the obligation to pay additional amounts.

In addition, the Proposed Amendments will provide that any supplemental indenture that adds any provisions to or changes in any manner or eliminates any of the provisions of the proposed Article 15, which will contain the CNOOC Guarantee, or which modifies in any manner the rights of Holders of guaranteed 2007 Indenture Notes of any Series under the CNOOC Guarantee shall only require the written consent of the Holders of a majority in aggregate principal amount of the outstanding guaranteed 2007 Indenture Notes of each Series affected by such supplemental indenture (with the Guaranteed Securities of each Series voting as a class) and not, for the avoidance of any doubt, the consent of the Holders of non-guaranteed 2007 Indenture Notes of such Series.

Supplemental Indentures Without Consent of Holders

Section 9.01 of the 2007 Indenture addresses situations in which a supplemental indenture can be entered into without the consent of any Holders.  The Proposed Amendments will update this Section to allow, without notice to or the consent of any Holder, Nexen to cause to guarantee any or all of the 2007 Indenture Notes.

PRC Additional Amounts

The Proposed Amendments will add a new Section 10.10 to the 2007 Indenture, which will read as follows:

“Section 10.10.  PRC Additional Amounts. If at any time, the Issuer is determined to be a resident enterprise of the People’s Republic of China (the “PRC”) for PRC tax purposes (a “PRC Tax Resident Enterprise”) and, as a result, (i) the Issuer is required to withhold or deduct any amounts in respect of PRC Taxes from any payment to a Holder of the Securities, the Issuer will pay such additional amounts (“PRC Additional Amounts”) as may be necessary in order that the net amount paid to a Holder of a Security, after deduction of such withholding, will not be less than the amount which such Holder would have received in accordance with the terms of such Securities and the Indenture if no such withholding had been required, and (ii) the Issuer will indemnify and hold harmless each Holder of the Securities against any PRC Taxes which may be imposed on such Holder solely as a result of the Issuer being a PRC Tax Resident Enterprise, provided that no PRC Additional Amounts will be payable to a Holder under (i) above and no indemnity payment will be made to a Holder under (ii) above where the Holder or beneficial owner of a Security:

(a) is a resident, domiciliary or national of, or engaged in business or maintains a permanent establishment or other physical presence in or otherwise has or has had some connection with the PRC or any political subdivision thereof other than the mere holding of Securities or the receipt of payments thereunder; or

(b) is subject to PRC Taxes by reason of its failure to comply with, or would be entitled to exemption from, reduction in, or refund of such PRC Taxes by complying with, any certification, identification, information, documentation or other reporting requirement required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in such PRC Taxes.

Nor will any amount be paid under (i) or (ii) above to any Holder of a Security who is a fiduciary or partnership or other than the sole beneficial owner of the Security and of payments on the Security to the extent that a payment on, or gain with respect to, the Security would be required by the laws of the PRC to be included in the income of a beneficiary or settlor with respect to the fiduciary, a member of the partnership, or a beneficial owner who would not have been entitled to the payment under (i) or (ii) above had that beneficiary, settlor, member or beneficial owner been the Holder of the Securities.

At least ten (10) days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Issuer will be obligated to pay PRC Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee an Officer’s Certificate stating the fact that such PRC Additional Amounts will be payable and specifying the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such PRC Additional Amounts to Holders on the payment date.

Whenever there is mentioned herein in any context, the payment of principal or interest in respect of any Security, such mention shall be deemed to include the payment of PRC Additional Amounts provided for herein to the extent that, in such context, PRC Additional Amounts are, were or would be payable in respect thereof pursuant hereto.”

Definitions

The Proposed Amendments will insert the following definitions into Section 1.01 of the 2007 Indenture:

“Fourth Supplemental Indenture” means the Fourth Supplemental Indenture to this Indenture dated as of March [  ], 2013 between Nexen, the Trustee and CNOOC Limited, a company formed under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

“Guarantee” means the Guarantee by the Guarantor as set forth in Article 15 hereof.

 “Guaranteed Securities” means (1) the Securities with respect to which a valid Consent has been given (and not validly revoked) by the holder of such Securities and accepted by Nexen in the Consent Solicitation which shall have CUSIP Numbers [   ] and (2) any Securities guaranteed pursuant to Section 15.06(c) and additional Guaranteed Securities issued pursuant to Section 15.06(b).

“Guarantor” means CNOOC Limited,  a company formed under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Non-Guaranteed Securities” shall have the meaning given to such term in section 15.06.

CONDITIONS OF THE CONSENT SOLICITATION

Notwithstanding any other provision of the Consent Solicitation, and in addition to, and not in limitation of, our rights to extend or amend the Consent Solicitation with respect to any or all Solicited Classes of Notes, our obligation to accept, and to pay for, with respect to a Solicited Class of Notes, any Consents validly delivered and not validly revoked pursuant to the Consent Solicitation, is subject to the satisfaction of a number of conditions, all of which shall be deemed to have been satisfied unless any of the conditions or events set forth in paragraphs (a) through (g) below shall occur:

(a)	we have not obtained the Requisite Consents with respect to such Solicited Class of Notes at or prior to the applicable Expiration Time;

(b)	we have not satisfied the Cross-Consent Condition at or prior to the applicable Expiration Time;

(c)
(i) any general suspension of trading in, or limitation on prices for, securities or financial markets in the United States, Canada or Hong Kong, (ii) a material impairment in the trading market for debt securities in the United States, Canada or Hong Kong, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, Canada or Hong Kong (whether or not mandatory), (iv) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, Canada or Hong Kong, (v) any attack on, outbreak or escalation of hostilities or acts of terrorism involving the United States or any country in which CNOOC or any of its subsidiaries or affiliates conducts business or declaration of emergency or war by the United States or any country in which CNOOC or any of its subsidiaries or affiliates conducts business that would reasonably be expected to have a materially disproportionate effect on our (or our subsidiaries’) business, operations, condition or prospects relative to other companies in our industry (vi) any change in the tax laws in the United States, Canada or Hong Kong that, in our reasonable judgment, materially alters the expected benefits to us of purchasing the Notes or (vii) any significant adverse change in the securities or financial markets in the United States, Canada or Hong Kong generally or in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof;

(d)
the existence of an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction that shall have been enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our reasonable judgment, would or would be reasonably likely to prohibit, prevent or materially restrict or delay consummation of the Consent Solicitation or that is reasonably likely to be materially adverse to CNOOC or its subsidiaries’ business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects;

(e)
any instituted or pending action or proceeding before or by any court or governmental, regulatory or administrative agency or instrumentality, or by any other person, that challenges the making of the Consent Solicitation or is reasonably likely to directly or indirectly prohibit, prevent, restrict or delay the consummation of the Consent Solicitation or otherwise adversely affects in any material manner the Consent Solicitation;

(f)
there exists, in our sole judgment, any other actual or threatened legal impediment to the Consent Solicitation or any other circumstances that would materially adversely affect the transactions contemplated by the Consent Solicitation; and

(g)
an event or events or the likely occurrence of an event or events that would or might reasonably be expected to prohibit, restrict or delay the consummation of the Consent Solicitation, or we shall have determined that anything could impair the contemplated benefits of the Consent Solicitation.

The conditions described above are solely for our benefit and may be asserted by Nexen regardless of the circumstances giving rise to any such condition, including any action or inaction by Nexen in our sole discretion, and may be waived by Nexen in whole or in part, with respect to any or all Solicited Classes of Notes, at any time and from time to time prior to the applicable Expiration Time.  Our failure at any time to exercise any of our rights will not be deemed a waiver of any other right, and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

We reserve the right to terminate, subject to applicable laws, the Consent Solicitation with respect to any or all Solicited Classes if any condition to the Consent Solicitation with respect to any or all Solicited Classes is not satisfied or otherwise in our sole discretion and to extend or amend the Consent Solicitation with respect to any or all Solicited Classes in any respect prior to the Proposed Amendments for such Solicited Class of Notes becoming effective. See “The Consent Solicitation–Expiration Time; Revocation Deadline; Extensions; Amendment; Termination.”

The Proposed Amendments relating to each Solicited Class of Notes are interdependent with the Proposed Amendments relating to each other Solicited Class of Notes, each being conditional on the others being approved by the applicable Holders; provided that we may waive such conditions in each case and proceed with the Proposed Amendments relating to any Solicited Class of Notes without proceeding with the Proposed Amendments relating to any other Solicited Class of Notes.

In order for the applicable Proposed Amendments to be approved with respect to a Solicited Class of 2007 Indenture Notes, valid Consents from Holders of not less than a majority in aggregate principal amount outstanding of such Solicited Class of 2007 Indenture Notes must have been received (and not subsequently revoked) by the applicable Expiration Time and accepted by Nexen and, in the case of the 1998 Indenture Notes, valid Consents from Holders of not less than 66⅔% in aggregate principal amount outstanding of 1998 Indenture Notes must have been received (and not subsequently revoked) by the applicable Expiration Time and accepted by Nexen. We refer to the consents needed for the Proposed Amendments to be approved with respect to the 1998 Indenture Notes or any Series of 2007 Indenture Notes, as applicable, as the “Requisite Consents” for such Solicited Class. For purposes of determining whether Requisite Consents have been received, any Notes owned by Nexen or its affiliates shall be excluded. As of the date hereof, Nexen believes that neither it nor any of its affiliates own any Notes.

THE CONSENT SOLICITATION

The Proposed Amendments to each Indenture constitute a single proposal, and a consenting Holder must consent to the Proposed Amendments applicable to the relevant Indenture in their entirety and may not consent selectively with respect to certain of the applicable Proposed Amendments.

We are soliciting Consents to the Proposed Amendments as a single proposal.  Accordingly, a Consent purporting to consent to only one or some of the Proposed Amendments applicable to the relevant Indenture will not be valid.  We will not effect the applicable Proposed Amendments with respect to a Solicited Class of Notes if we do not receive the applicable Requisite Consents for such Solicited Class.  For each Solicited Class of Notes for which we received the Requisite Consents, if the applicable Supplemental Indenture effecting the Proposed Amendments becomes operative, the Proposed Amendments will apply to each Note of such Solicited Class of Notes.

The Proposed Amendments will become effective with respect to a Solicited Class of Notes only upon (i) the Requisite Consents being obtained for such Solicited Class, (ii) the other conditions to the Consent Solicitation being satisfied or waived (including the Cross-Consent Condition), and (iii) the execution of the applicable Supplemental Indentures by Nexen, CNOOC and the applicable Trustees in accordance with the requirements of the applicable Indenture. Provided that the Requisite Consents are obtained with respect to a Solicited Class of Notes and the other conditions described under “Conditions of the Consent Solicitation” have been satisfied or waived (including the Cross-Consent Condition), at any time following the applicable Expiration Time, and in compliance with the provisions of the applicable Indenture, Nexen, CNOOC and the applicable Trustee are expected to execute the applicable Supplemental Indenture with respect to such Solicited Class of Notes. If a Supplemental Indenture with respect to a Solicited Class of Notes becomes effective, the Proposed Amendments will be binding on all holders and transferees of such Solicited Class of Notes, whether or not such holders’ Consent was solicited or such holders have consented to the applicable Proposed Amendments.

Each Supplemental Indenture will be effective immediately upon its execution and delivery; however, the applicable Proposed Amendments will not become operative until amounts payable by Nexen pursuant to the Consent Solicitation are deposited with the Information and Tabulation Agent on the Payment Date.  Our obligation to provide the CNOOC guarantee and pay for Consents validly delivered and not validly revoked pursuant to the Consent Solicitation is conditioned on the satisfaction or waiver of certain conditions. See “Conditions of the Consent Solicitation.”  Each Indenture, without giving effect to the applicable Proposed Amendments, will remain in effect with respect to a Solicited Class of Notes until the applicable Supplemental Indenture effecting the Proposed Amendments with respect to such Solicited Class becomes operative.

If the Proposed Amendments become effective with respect to a Series of Notes but Consents of Holders of less than 100% of the outstanding principal amount of the Notes of such Series have been validly delivered and not validly revoked, Notes of such Series in respect of which a Consent has been validly delivered and not validly revoked will trade under a new CUSIP number to reflect the CNOOC Guarantee and the Notes of such Series in respect of which a Consent has not been validly delivered or was validly revoked will continue to trade under the existing CUSIP number for such Series. The CNOOC Guarantee will only apply to the Notes of such Series under the new CUSIP and Notes of such Series as to which no Consent was given or was revoked will trade under the existing CUSIP for such Series and will not benefit from the CNOOC Guarantee. Notwithstanding the different CUSIP numbers, the Guaranteed Notes of a particular Series and the Non-Guaranteed Notes of such Series will continue to be treated as a single Series for purposes of the 1998 Indenture or the 2007 Indenture, as applicable, except as expressly contemplated by the applicable supplemental indenture. If the Proposed Amendments become effective with respect to a Series of Notes and Consents of Holders of 100% of the outstanding principal amount of the Notes of such Series have been validly delivered and not validly revoked, Notes of such Series in respect of which a Consent has been validly delivered and not validly revoked will continue to trade under the existing CUSIP.

The Consent Solicitation may be terminated with respect to any or all Solicited Classes of Notes by Nexen, in its sole discretion, at any time prior to the applicable Proposed Amendments becoming effective with respect to such Solicited Class. If a Consent Solicitation with respect to a Solicited Class of Notes is terminated, all Consents received with respect thereto shall be voided and we will not be obligated to pay any Early Consent Fee to any Holders of Notes of such Solicited Class in respect of such Consent Solicitation.

No Early Consent Fee will be paid with respect to any Notes if: (i) the Consent Solicitation is terminated with respect to the Solicited Class of which such Notes form a part; (ii) Nexen determines not to accept the Consent with respect to such Notes; or (iii) any of the conditions described under “Conditions of the Consent Solicitation” is not satisfied (or waived) with respect to the Consent Solicitation for any reason.

No appraisal rights are available to Holders of Notes in connection with the Consent Solicitation.

Sources of Funds

Nexen will use available cash on hand to provide the total amount of funds required to purchase Consents sought pursuant to the Consent Solicitation and to pay all fees and expenses in connection therewith.

Expiration Time; Revocation Deadline; Extensions; Amendment; Termination

The Expiration Time with respect to each Solicited Class of Notes is 5:00 p.m., New York time, on March 20, 2013, unless extended or earlier terminated with respect to any Solicited Class, in which case the Expiration Time for such Solicited Class will be such date to which the Expiration Time is extended or earlier terminated.

Consents with respect to any Solicited Class of Notes may be validly revoked prior to the Revocation Deadline for such Solicited Class, which shall be 5:00 p.m., New York time, March 18, 2013, unless extended by Nexen with respect to such Solicited Class.

Notwithstanding anything to the contrary set forth in this Consent Solicitation/Prospectus Supplement, we expressly reserve the right, in our sole discretion and regardless of whether any of the conditions under “Conditions of the Consent Solicitation” have been satisfied, subject to applicable law, at any time prior to the Proposed Amendments for the applicable Solicited Class of Notes becoming effective (i) to waive any condition to the Consent Solicitation with respect to any or all Solicited Classes of Notes, (ii) to amend any of the terms of the Consent Solicitation with respect to any or all Solicited Classes of Notes, (iii) to terminate or extend the Consent Solicitation with respect to any or all Solicited Classes of Notes or (iv) to modify the form or amount of the consideration to be paid pursuant to any or all Consent Solicitation(s), in any respect, with respect to any or all Solicited Classes of Notes. We also reserve the right to waive any defects, irregularities or conditions of delivery as to particular Consents.

In order to extend the Expiration Time with respect to any Solicited Class of Notes, we will notify the Information and Tabulation Agent, and will make public disclosure by press release or other appropriate means of such extension to the extent required by law prior to 9:00 a.m., New York time, on the next business day after the previously scheduled Expiration Time, as applicable.

The rights reserved by Nexen in this section are in addition to our rights described under “Conditions of the Consent Solicitation.”  During any extension of any Consent Solicitation, all validly delivered Consents will remain effective, unless validly revoked at or prior to the applicable Revocation Deadline. If the Requisite Consents for a Solicited Class of Notes are obtained and the other conditions to the Consent Solicitation are satisfied or waived, it is expected that the Proposed Amendments with respect to such Solicited Class will become effective promptly thereafter (but in no event prior to the applicable Expiration Time).

If a Consent Solicitation is amended or modified in a manner determined by Nexen to constitute a material change to the Holders, Nexen will promptly disclose such amendment or modification in a manner deemed appropriate and may, if appropriate, extend such Consent Solicitation for a period deemed by it to be adequate to permit the Holders to deliver and/or revoke their Consents.

Issuance of CNOOC Guarantee and Payment of Early Consent Fee

Upon the terms and subject to the conditions of the Consent Solicitation (including, if a Consent Solicitation is extended or amended, the terms and conditions of any such extension or amendment), CNOOC will issue the CNOOC Guarantee for all Consents validly delivered and not validly revoked and we expect to accept and pay for all Consents validly delivered and not validly revoked at or prior to the Early Consent Deadline.

CNOOC will issue the CNOOC Guarantee and Nexen will cause to be paid the relevant Consent Fee in respect of a Note as to which (i) the Requisite Consents for the Solicited Class of Notes of which such Note forms a part are obtained; (ii) a Consent for such Note is validly delivered and not validly revoked; (iii) the other conditions to the applicable Proposed Amendments are satisfied or waived (including the Cross-Consent Condition) and (iv) the Proposed Amendments become effective with respect to the Solicited Class of which such Note forms a part.

We will pay the Early Consent Fee with respect to Consents accepted in a Consent Solicitation by depositing such payment in cash with the Information and Tabulation Agent, which will act as agent for you for the purpose of receiving the Early Consent Fee and transmitting the Early Consent Fee to you on the Payment Date.

Consents received by the Information and Tabulation Agent will be deemed to have been accepted if, as and when, for each Solicited Class of Notes, Nexen gives written notice to the applicable Trustee of the receipt by the Information and Tabulation Agent of the applicable Requisite Consents, and Nexen, CNOOC and such Trustee execute the Supplemental Indenture with respect to such Solicited Class of Notes.  If a Consent has been validly revoked by a Holder, the Consent will be deemed invalid and not accepted by the Information and Tabulation Agent.

If, for any reason, acceptance of, or payment for, validly delivered Consents pursuant to the Consent Solicitation is delayed, or we are unable to accept for purchase or to pay for validly delivered Consents pursuant to the Consent Solicitation, then the Information and Tabulation Agent may, nevertheless, on behalf of us, retain delivered Consents, without prejudice to our rights described under “The Consent Solicitation—Expiration Time; Revocation Deadline; Extensions; Amendment; Termination” and “Conditions of the Consent Solicitation” above and “The Consent Solicitation—Revocation of Consents” below.

You will not be obliged to pay brokerage commissions or fees to the Solicitation Agent, the Information and Tabulation Agent or us with respect to the Consent Solicitation.

Procedures for Consenting

For a Holder to validly deliver Consents pursuant to the Consent Solicitation, a properly completed and duly executed Consent Form (or facsimile thereof), together with the Notes specified therein and with any required signature guarantee, or, in the case of a book-entry transfer, an Agent's Message (as defined below) in lieu of the Consent Form, and any other required documents, if applicable, must be received by the Information and Tabulation Agent at its address set forth on the back cover of this Consent Solicitation/Prospectus Supplement prior to the Expiration Time. The term “Agent's Message” means a message, transmitted by DTC to and received by the Information and Tabulation Agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the consenting participant, which acknowledgment states that such participant has received and agrees to be bound by the Consent Form and that Nexen may enforce such Consent Form against such participant.

Holders of Notes of a Series wishing to deliver a Consent must temporarily deposit the related Notes with the Information and Tabulation Agent in a contra-CUSIP number established by DTC until the allocation by DTC of the Early Consent Fee and a new CUSIP number with respect to such Series. Trading of deposited Notes is not permitted. All participating Holders, regardless of whether they sign a Consent Form or deliver electronic instructions to consent, should understand that the Notes as to which such Consents are delivered will be held by the Information and Tabulation Agent and transfer will be blocked until they are returned to the Holder (under a new CUSIP number, if the CNOOC Guarantee is issued with respect to such Notes) promptly after the Proposed Amendments for such Series of Notes become effective (but in no event later than 45 calendar days after the date hereof), unless such Holder revokes such Consents before the applicable Revocation Deadline or the Consent Solicitation is terminated by Nexen.

Holders may deliver Consents only (i) in aggregate principal amounts of $2,000 and integral multiples of $1,000 in excess thereof with respect to the 2007 Indenture Notes and (ii) in aggregate principal amounts of $1,000 and integral multiples of $1,000 in excess thereof with respect to the 1998 Indenture Notes.

Signatures on a Consent Form delivered to the Information and Tabulation Agent must be guaranteed by a recognized participant (a “Medallion Signature Guarantor”) in the Securities Transfer Agents Medallion Program, unless such Consent Form is delivered (a) by the Holder of such Notes and that Holder has not completed either of the boxes entitled "Special Payment/Delivery Instructions" on the Consent Form or (b) for the account of a firm that is a member of a registered national securities exchange or the Financial Industry Regulatory Authority or is a commercial bank or trust company in the United States (each, an “Eligible Institution”).

Within two business days after the date of this Consent Solicitation/Prospectus Supplement, the Information and Tabulation Agent will establish one or more accounts with respect to the Notes at DTC for purposes of the Consent Solicitation. Any financial institution that is a participant in DTC must make book-entry delivery of Consents through DTC to transfer such Notes into the appropriate account of the Information and Tabulation Agent in accordance with DTC's procedure for such transfer. The Consent Form (or facsimile thereof), with any required signature guarantees, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Consent Form, and any other required documents, together with the Notes to which such Consent relates, must be transmitted to and received by the Information and Tabulation Agent at its address set forth on the back cover of this Consent Solicitation/Prospectus Supplement prior to the Expiration Time, in order for the Holder of such Notes to be eligible to receive the CNOOC Guarantee and the Early Consent Fee. Delivery of such documents to DTC does not constitute delivery to the Information and Tabulation Agent.

Holders who are delivering Consents by book-entry transfer to the Information and Tabulation Agent's account at DTC may deliver through DTC's ATOP system by transmitting their acceptance to DTC in accordance with DTC's ATOP procedures; DTC will then verify the acceptance, execute a book-entry delivery to the Information and Tabulation Agent's account at DTC and send an Agent's Message to the Information and Tabulation Agent. Delivery of the Agent's Message by DTC will satisfy the terms of the Consent Solicitation in lieu of execution and delivery of a Consent Form by the participant identified in the Agent's Message. Accordingly, the Consent Form need not be completed by a Holder consenting through ATOP.

If the Notes are held of record in the name of a person other than the signer of the Consent Form, then the Consent Form must be accompanied by a completed irrevocable proxy authorizing the signatory to deliver Consents with respect to such Notes.

The method of delivery of the Consent Form and all other required documents is at the election and risk of the consenting Holder. If a Holder chooses to deliver by mail, the recommended method is by registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.

Please note that if Notes are held by a custodian, the custodian may have an earlier deadline for delivery of the Consents pursuant to the Consent Solicitation than the Expiration Time. The Holder, by delivering Consents with respect to its Notes, represents and warrants that the Holder has full power and authority to deliver the related Consents in respect of the Notes. All authority conferred or agreed to be conferred by delivering Consents with respect to, the Notes through book-entry transfer shall survive the death or incapacity of the consenting Holder, and every obligation of such Holder incurred in connection with its delivery of Consents shall he binding upon such Holder's heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

HOLDERS ARE NOT REQUIRED TO AND SHOULD NOT TENDER OR DELIVER NOTES TO NEXEN, THE TRUSTEE, THE SOLICITATION AGENT OR INFORMATION AND TABULATION AGENT AT ANY TIME.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Consents and revocations of Consents will be resolved by Nexen and its determinations will be binding. Nexen reserves the absolute right to reject any or all Consents and revocations that are not in proper form or the acceptance of which could, in the opinion of counsel, be unlawful. Nexen also reserves the right to waive any irregularities in connection with deliveries which Nexen may require to be cured within such time as it determines. None of Nexen, CNOOC, the Solicitation Agent, the Information and Tabulation Agent, the Trustees or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived. Nexen’s interpretation of the terms and conditions of each Consent Solicitation (including this Consent Solicitation/Prospectus Supplement and the accompanying Consent Forms and the instructions hereto and thereto) will be final and binding on all parties.

If the Notes with respect to which Consents are delivered are held by two or more joint Holders, each such Holder must sign the Consent Form. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to us of such person's authority so to act. If Notes are held in different names, a separate Consent Form must be executed covering each name.

Revocation of Consents

Each properly completed, executed and accepted Consent Form will be counted unless the procedure for revocation of Consents described below has been followed.

Prior to the applicable Revocation Deadline, any Holder may revoke a Consent delivered as to its applicable Notes by delivering a written notice of revocation bearing a date later than the date of the prior Consent Form to the Information and Tabulation Agent at any time prior to the applicable Revocation Deadline. For a revocation of Consents to be effective, a written revocation notice must (a) specify the name of the Holder of the Notes as to which Consents are to be revoked and, if different, the name of the record holder of such Notes (or, in the case of Notes beneficially owned by a DTC Participant, the name and account number of the DTC Participant, and particulars as to the noteholdings to which the revocation is intended to apply), and (b) be signed by the Holder of such Notes in the same manner as the original signature on any Consent Form, including any required signature guarantees. With respect to a Consent delivered prior to the applicable Expiration Time, any notice of revocation received by the Information and Tabulation Agent after the applicable Revocation Deadline will not be effective. Any Holder who revokes a Consent prior to the applicable Revocation Deadline will not be eligible to receive the corresponding Early Consent Fee or the CNOOC Guarantee, unless such Consent is resubmitted and properly received by the Information and Tabulation Agent and accepted by Nexen prior to the applicable Expiration Time (or, in the case of the Early Consent Fee, the applicable Early Consent Deadline). Unless validly revoked, a Consent by a Holder of Notes will bind the Holder and every subsequent holder of such Notes or portion of such Notes that evidences the same debt as the consenting Holder’s Notes, even if notation of the Consent is not made on any such Notes.

Revocations of Consents may not be rescinded, and any Consents revoked will be deemed not to be validly delivered for the purposes of each applicable Consent Solicitation. Validly revoked Consents may, however, be superseded by new Consents delivered following the procedures described above at any time prior to the applicable Expiration Time.

Nexen reserves the right to contest the validity of any revocation and all questions as to the validity (including time of receipt) of any revocation will be determined by Nexen in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the relevant Trustee concerning proof of execution and ownership. None of Nexen, CNOOC, the Solicitation Agent, the Information and Tabulation Agent, the Trustees, any of their respective affiliates or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation, nor shall any of them incur any liability for failure to give such information.

Issuance of Guaranteed Notes

The Guaranteed Notes of each Series of Notes will trade under a new CUSIP number and the Non-Guaranteed Notes of such Series of Notes will continue to trade under the existing CUSIP number for such Series. Notwithstanding the different CUSIP numbers, the Guaranteed Notes and the Non-Guaranteed Notes of a Series of Notes will continue to be treated as a single Series of notes for purposes of the Indentures, except as expressly contemplated by the applicable supplemental indenture. Nexen expects the Guaranteed Notes to be allocated a new CUSIP number as soon as practicable after the Proposed Amendments become effective. The Guaranteed Notes will have the same terms as the Non-Guaranteed Notes (including interest rate and minimum denominations) but the Non-Guaranteed Notes will not have the benefit of the CNOOC Guarantee.

1998 Indenture Noteholder Meeting

Nexen has the right to require that the 1998 Indenture Trustee call the 1998 Noteholder Meeting pursuant to which holders of the 1998 Indenture Notes would be asked to (i) consider and, if deemed appropriate, pass an extraordinary resolution authorizing and approving the Proposed Amendments with respect to the 1998 Indenture (the “1998 Indenture Noteholder Resolution”) and (ii) transact such further or other business as may properly come before the 1998 Noteholder Meeting.  Accordingly, requisite approval of the holders of 1998 Indenture Notes for the Proposed Amendments may be obtained if (A) valid Consents from holders of not less than 66⅔% in aggregate principal amount outstanding of 1998 Indenture Notes have been received (and have not been subsequently revoked) by the applicable Expiration Time, or (B) the 1998 Indenture Noteholder Resolution is passed by the holders of outstanding 1998 Indenture Notes representing not less than 66⅔% of the votes cast in respect of such resolution at the 1998 Noteholder Meeting, at which holders of at least a majority in principal amount of such 1998 Indenture Notes are present in person or by proxy.

Solicitation Agent

Nexen has retained Citigroup Global Markets Inc. as solicitation agent (the “Solicitation Agent”) with respect to the Consent Solicitations. The Solicitation Agent will solicit Consents and may solicit such Consents personally, telephonically, electronically or by other customary means of solicitation. Nexen has agreed to indemnify the Solicitation Agent against certain liabilities and expenses, including liabilities under securities laws, in connection with the Consent Solicitation.

The Solicitation Agent and its affiliates have performed investment banking, commercial banking and advisory services for Nexen and CNOOC from time to time for which they have received customary fees and expenses.

Questions with respect to the terms of the Consent Solicitation should be directed to the Solicitation Agent in accordance with the contact information set forth on the back cover of this Consent Solicitation/Prospectus Supplement.

Information and Tabulation Agent

Global Bondholder Services Corporation has been retained by Nexen to act as Information and Tabulation Agent for the Notes with respect to the Consent Solicitations. For the services of the Information and Tabulation Agent, Nexen has agreed to pay reasonable and customary fees and to reimburse the Information and Tabulation Agent for its reasonable out-of-pocket expenses in connection with such services.

Requests for Assistance

Requests for assistance in completing and delivering Consent Forms or requests for additional copies of this Consent Solicitation/Prospectus Supplement, the accompanying Consent Forms and other related documents should be directed to the Information and Tabulation Agent at its address and telephone number set forth on the back page hereof. Noteholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation. Holders who wish to Consent must deliver properly completed and executed Consent Form(s) to the Information and Tabulation Agent at the address set forth on the back page of this Consent Solicitation/Prospectus Supplement and in the applicable Consent Form(s) in accordance with the instructions set forth herein and therein. Consents should not be delivered to Nexen, CNOOC, the Trustees or the Solicitation Agent. However, Nexen reserves the right to accept any valid Consent received by Nexen, CNOOC, the Trustees or the Solicitation Agent.

Fees and Expenses

Nexen will bear the costs of each Consent Solicitation and will reimburse each of the Trustees for fees and expenses (including, without limitation, reasonable legal fees and expenses) that each Trustee incurs in connection with each Consent Solicitation.

Additional Terms of the Consent Solicitation

•
All communications, payments, notices, certificates, or other documents to be delivered to or by a Holder will be delivered by or sent to or by it at the Holder’s own risk. None of Nexen, CNOOC, the Solicitation Agent, or the Information and Tabulation Agent shall accept any responsibility for failure of delivery of a notice, communication or electronic acceptance instruction.

•
All acceptances of delivered Consents shall be deemed to be made on the terms set out in this Consent Solicitation/Prospectus Supplement and the Consent Form (and shall be deemed to be given in writing even though submitted electronically).

•
Nexen may in its sole discretion elect to treat as valid an electronic delivery of Consents instruction in respect of which the relevant Holder does not fully comply with all the requirements of these terms.

•
Unless waived by Nexen, any irregularities in connection with deliveries of Consents must be cured within such time as Nexen shall determine. None of Nexen, CNOOC, the Solicitation Agent, the Information and Tabulation Agent or any other person shall be under any duty to give notification of any defects or irregularities in such deliveries of such Consents, nor will any of such entities incur any liability for failure to give such notifications. Deliveries of such Consents may be deemed not to have been made until such irregularities have been cured or waived.  Nexen, in its sole discretion, may waive any irregularities in any deliveries of Consents, which may include irregularities in how or when Consents are delivered.

•
None of Nexen, CNOOC, the Solicitation Agent or the Information and Tabulation Agent shall accept any responsibility for failure of delivery of a notice, communication or electronic acceptance instruction.

•
Any rights or claims which a Holder may have against Nexen in respect of any delivered Consents or the Consent Solicitation shall be extinguished or otherwise released upon the payment to such Holder of the Early Consent Fee.

•
Without limiting the manner in which Nexen may choose to make any public announcement, Nexen shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release or notice, in addition to any press release or notice required pursuant to the terms of the applicable Indenture, to the Information and Tabulation Agent and the Solicitation Agent.

•
Notes are debt obligations of Nexen and are governed by the applicable Indenture.  There are no appraisal or other similar statutory rights available to the Holders in connection with the Consent Solicitation.

•	Each Holder who delivers Consents is required to represent that it is not an affiliate of Nexen, and Nexen does not intend to accept any Consents from affiliates of Nexen.

DESCRIPTION OF THE CNOOC GUARANTEE

CNOOC will only provide the CNOOC Guarantee in respect of a Note as to which: (i) the Requisite Consents for the Series of Notes of which such Note forms a part are obtained; (ii) a Consent for such Note is validly delivered and not revoked; (iii) the other conditions to the applicable Proposed Amendments are satisfied or waived (including the Cross-Consent Condition); and (iv) the Proposed Amendments become effective with respect to the Series of which such Note forms a part.

The CNOOC Guarantee with respect to the 1998 Indenture is incorporated into the Form of Seventh Supplemental Indenture to the 1998 Indenture and the CNOOC Guarantee with respect to the 2007 Indenture is incorporated into the Form of Fourth Supplemental Indenture to the 2007 Indenture, each of which is attached as an exhibit to the registration statement of which this Consent Solicitation/Prospectus Supplement forms a part and is incorporated herein by reference.  The following statements relating to the CNOOC Guarantee are summaries of the CNOOC Guarantee with respect to the 2007 Indenture Notes and do not purport to be complete and are qualified in their entirety by reference to such exhibit.  The CNOOC Guarantee with respect to the 1998 Indenture and the 2007 Indenture are substantially the same, except for: (i) Section 15.09 entitled "Waiver of Past Defaults" which, in the 1998 Supplemental Indenture, requires consent of not less than 66 2/3% of principal amount of the outstanding Guaranteed Securities in order to be consistent with current noteholder approval thresholds in the 1998 Indenture, and (ii) Section 15.08 entitled "Control by Holders" which is not included in the 1998 Supplemental Indenture due to similar section not having been included in the 1998 Indenture prior to the Proposed Amendments.

The CNOOC Guarantee is an irrevocable and unconditional guarantee to each Holder of Guaranteed Notes of the due and punctual payment of the principal of and interest on, and all other amounts payable under (including any additional amounts payable in respect thereof), each Guaranteed Note. The CNOOC Guarantee is a guarantee of payment and not of collection, and CNOOC expressly waives its right to require the applicable Trustee to pursue or exhaust its legal or equitable remedies against Nexen prior to exercising its rights under the CNOOC Guarantee. CNOOC’s obligations under the CNOOC Guarantee shall be as if it were principal obligor and not merely surety, and shall be absolute and unconditional. The CNOOC Guarantee will provide that CNOOC shall be subrogated to all rights of the Holders of Guaranteed Notes against Nexen in respect of any amounts paid to such Holder of Guaranteed Notes by CNOOC pursuant to the provisions of the CNOOC Guarantee, provided, however, that CNOOC shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and interest on and all other amounts due with respect to the  Guaranteed Notes shall have been paid in full or payment thereof shall have been provided for in accordance with the applicable Indenture.

The CNOOC Guarantee is a direct, unconditional, unsubordinated and unsecured obligation of CNOOC and ranks (i) pari passu in priority of payment, and in all other respects with all other unsecured and unsubordinated obligations of CNOOC (other than obligations preferred by applicable law) and (ii) senior in priority of payment and in all other respects to all other Indebtedness of CNOOC that is designated as subordinate or junior in right of payment to the CNOOC Guarantee.

As part of the CNOOC Guarantee, CNOOC and Nexen will also amend each Indenture to add (i) covenants limiting CNOOC’s ability to merge or transfer substantially all of its assets, prohibiting certain liens on CNOOC’s assets or certain sale and leaseback transactions by CNOOC and requiring the payment of certain additional amounts, (ii) certain events of default relating to CNOOC, and (iii) certain other provisions relating thereto.

Covenant Related to CNOOC’s Ability to Merge or Transfer Substantially All of Its Assets

The CNOOC Guarantee will provide the following covenant related to the ability of CNOOC to consolidate with or merge into any other person, or convey, transfer or lease substantially all of its assets:

“Section 15.04. Covenants of the Guarantor. (a) When Guarantor May Merge, etc.  The Guarantor may not consolidate with or merge into any other Person in a transaction in which the Guarantor is not the surviving entity, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person unless:

(i) any Person formed by such consolidation or into which the Guarantor is merged or to whom the Guarantor has conveyed, transferred or leased its properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the jurisdiction of its organization and such Person expressly assumes by an indenture supplemental to the Indenture all the obligations of the Guarantor under the Guaranteed Securities or the Guarantee, as the case may be;

(ii) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii) if, as a result of the transaction, any property or asset of the Guarantor or any of its Subsidiaries would become subject to a Lien that would not be permitted under Section 15.04(c), the Guarantor or such successor Person takes such steps as shall be necessary to secure the Guaranteed Securities at least equally and ratably with the Indebtedness secured by such Lien or by such other Lien as shall have been approved by Holders of Guaranteed Securities as provided in Section 9.02, for so long as such Indebtedness will be secured.

In connection with any consolidation, merger, conveyance, transfer or lease contemplated hereby, the Guarantor and the relevant Person shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.”

Covenant Related to Successor Corporations

The CNOOC Guarantee will include the following covenant related to the substitution of successors of CNOOC for CNOOC:

“Section 15.04. Covenants of the Guarantor. (b) Successor Corporation Substituted. Upon any consolidation or merger or any conveyance, transfer or lease of the property and the assets of the Guarantor substantially as an entirety in accordance with the provisions described in Section 15.04(a), the successor Person formed by such consolidation or into which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of the Guarantor under the Indenture with the same effect as if such successor Person had been named as the Guarantor therein. When a successor assumes all the obligations of its predecessor under the Indenture and the Guaranteed Securities or the Guarantee, as the case may be, the predecessor will be released from those obligations; provided that, in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Guaranteed Securities or under the Guarantee.”

Covenant Related to Limitations on CNOOC’s Ability to Incur Liens

The CNOOC Guarantee will contain the following limitation on the ability of CNOOC, or its principal subsidiaries, to incur liens:

“Section 15.04. Covenants of the Guarantor. (c) Liens. The Guarantor will not, and will not permit any Principal Subsidiary to, create, incur, assume or permit to exist any Lien (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired, to secure any Indebtedness of the Guarantor or any such Principal Subsidiary (or any guarantee or indemnity in respect thereof) without, in any such case, making effective provision whereby the Guaranteed Securities and the Guarantee will be secured either at least equally and ratably with such Indebtedness or by such other Lien as shall have been approved by the Holders of Guaranteed Securities as provided in Section 9.02, for so long as such Indebtedness will be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured Indebtedness (including the Attributable Value of the Sale and Leaseback Transactions set forth in Section 15.04(d)) entered into after [ ], 20131  does not exceed 50% of the Guarantor's Adjusted Consolidated Net Worth.”

1 Date of execution of the Fourth Supplemental Indenture.

Covenant Related to Limitations on CNOOC’s Ability to Enter Into Sale and Leaseback Transactions

The CNOOC Guarantee will contain the following limitations on the ability of CNOOC, or its principal subsidiaries, to enter into any sale and leaseback transaction with any entity (not including any principal subsidiary):

“Section 15.04. Covenants of the Guarantor. (d) Sale and Leaseback Transactions.  The Guarantor shall not, and shall not cause or permit any Principal Subsidiary to, enter into any Sale and Leaseback Transaction with any Person (not including any Principal Subsidiary) for a period, including renewals, in excess of three years of any Principal Property which has been owned by the Guarantor or a Principal Subsidiary for more than six months unless either:

(i)  the Guarantor or such Principal Subsidiary would be permitted under Section 15.04(c) to create, incur or permit to exist a Lien on the Principal Property to secure Indebtedness (without equally and ratably securing the Guaranteed Securities with such Indebtedness) at least equal in amount to the Attributable Value of the Sale and Leaseback Transactions; or

(ii)  the Guarantor or such Principal Subsidiary, within 120 days after such sale or transfer, (x) applies, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof or, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the Principal Property so leased (as determined in good faith by any two members of the Board of Directors of the Guarantor or such Principal Subsidiary) to (A) the retirement of Indebtedness of the Guarantor or such Principal Subsidiary ranking prior to or on parity with the Guaranteed Securities, incurred or assumed by the Guarantor or such Principal Subsidiary, which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of incurring or assuming such Indebtedness; provided, however, that in connection with such application, the Guarantor or such Principal Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount of such Indebtedness so voluntarily retired by the Guarantor or such Principal Subsidiary; or (B) the purchase of other property which will constitute a Principal Property having a fair market value (as determined in good faith by any two members of the Board of Directors of the Guarantor or such Principal Subsidiary) at least equal to the fair market value of the Principal Property leased in such Sale and Leaseback Transaction; or (y) deposits, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof into an escrow account which is used solely for the purpose of providing for the Guarantor’s or such Principal Subsidiary’s obligations under the Sale and Leaseback Transaction.”

Covenant Related to the Requirement to Pay Additional Amounts

The CNOOC Guarantee will include the following covenant requiring the payment of certain additional amounts to Holders of Guaranteed Notes:

“Section 15.04. Covenants of the Guarantor. (e) Additional Amounts. All payments under the Guarantee will be made free and clear of, and without withholding or deduction for, or on account of, any Taxes imposed, levied, collected, withheld or assessed by or on behalf of the Hong Kong Special Administrative Region of the PRC, the PRC or any other jurisdiction in which the Guarantor (or any successor to the Guarantor) is tax resident, in each case including any political subdivision, territory or possession thereof, any authority therein having power to tax or any area subject to its jurisdiction, or any jurisdiction from or through which any payment is made (each, a “Relevant Taxing Jurisdiction”) unless such Taxes are required by law to be withheld or deducted. If any deduction or withholding for any present or future Taxes of the applicable Relevant Taxing Jurisdiction shall at any time be so required, the Guarantor shall pay such Guarantor Additional Amounts (“Guarantor Additional Amounts”) as will result (after deduction or withholding of such Taxes and any additional Taxes deducted or withheld in respect of such Guarantor Additional Amounts) in receipt by each Holder of any Guaranteed Security of such amounts as would have been received by such Holder with respect to such payment had no such withholding or deduction been required; provided, however, that no Guarantor Additional Amounts shall be payable in respect of any Guaranteed Security:

(a)  to a Holder of Guaranteed Securities (or to a third party on behalf of a Holder of Guaranteed Securities) who is liable to such Taxes by reason of his having some connection with the Relevant

Taxing Jurisdiction other than the mere holding of the Guaranteed Security or the receipt of payment under the Guarantee; or

(b)  which is surrendered (where required to be surrendered) more than 30 days after the Relevant Date, except to the extent that the Holder of Guaranteed Securities would have been entitled to such Guarantor Additional Amounts on surrender of such Guaranteed Security for payment on the last day of such period of 30 days. “Relevant Date” means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders of the Guaranteed Securities; or

(c)  to a Holder of Guaranteed Securities (or to a third party on behalf of a Holder of Guaranteed Securities) who would have been able to avoid such withholding or deduction by duly presenting the Guaranteed Security (where presentation is required) to another paying agent; or

(d)  with respect to any Taxes that would not have been imposed but for the failure of the Holder of Guaranteed Securities or beneficial owner to comply with a timely request of the Guarantor or the Issuer addressed to the Holder of Guaranteed Securities to provide certification or information concerning the nationality, residence or identity of the Holder of Guaranteed Securities or beneficial owner of the Guaranteed Security, if compliance is required as a precondition to relief or exemption from the tax, duty, assessment or governmental charge; or

(e)  with respect to any withholding or deduction that is imposed or levied on a payment pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(f)  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other similar governmental charge; or

(g)  any such Taxes payable otherwise than by deduction or withholding from payments; or

(h)  any combination of taxes, duties, assessments or other governmental charges referred to in the preceding items (a) through (g) above.

Guarantor Additional Amounts will also not be paid with respect to any payment under the Guarantee to any Holder of a Guaranteed Security who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would be required by the laws of the Relevant Taxing Jurisdiction to be included in the income of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to the Guarantor Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder of Guaranteed Securities.

On or prior to the first Interest Payment Date on which payments are to be made under the Guarantee and to any subsequent date of payment of principal or interest on the Guaranteed Securities on which payments are to be made under the Guarantee, the Guarantor, as the case may be shall furnish to the Trustee and the principal Paying Agent, if other than the Trustee, an Officer’s Certificate instructing the Trustee and such Paying Agent whether such payment of principal of or interest on the Guaranteed Securities under the Guarantee shall be made to Holders of Guaranteed Securities without withholding or deduction for or on account of any Taxes. The Trustee shall be authorized and protected in conclusively relying upon the most recent Officer’s Certificate received by it in connection with the foregoing. If any such withholding or deduction shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld or deducted on such payments to such Holders of Guaranteed Securities, and the Guarantor agrees to pay to the Trustee or such Paying Agent the Guarantor Additional Amounts required to be paid by this Section 15.04(e). The Guarantor covenants to indemnify the Trustee and any Paying Agent to their satisfaction for, and to hold them harmless against, any loss, liability or expense incurred arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section 15.04(e)

Whenever there is mentioned herein in any context, the payment of principal or interest in respect of any Guaranteed Security or the Guarantee, such mention shall be deemed to include the payment of Guarantor Additional Amounts provided for herein to the extent that, in such context, Guarantor Additional Amounts are, were or would be payable in respect thereof pursuant hereto.”

Additional Events of Default with Respect to the Guaranteed Securities

The CNOOC Guarantee will include the following provisions with respect to events of default:

“Section 15.05.  Events of Default. (a) In addition to the Events of Default set forth in Section 5.01 of the Indenture,  “Event of Default,” wherever used in this Indenture with respect to the Guaranteed Securities, includes any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or by the operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)  failure to perform any other covenant or agreement of the Guarantor herein, and such failure continues for 60 days after receipt of a written notice by the Issuer and the Guarantor from the Trustee or from the Holders of at least 25% in aggregate principal amount of the Guaranteed Securities then Outstanding (with a copy to the Trustee) specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(2)  the Guarantee shall cease to be in full force or effect or the Guarantor shall deny or disaffirm its obligations under the Guarantee; or

(3)  (i) failure to pay upon final maturity (after giving effect to the expiration of any applicable grace period therefor) the principal of any Indebtedness of the Guarantor or any Principal Subsidiary, (ii) acceleration of the maturity of any Indebtedness of the Guarantor or any Principal Subsidiary following a default by the Guarantor or such Principal Subsidiary, if such Indebtedness is not discharged, or such acceleration is not annulled, within 30 days after receipt by the Issuer and the Guarantor of a written notice from the Trustee or from the Holders of at least 25% in aggregate principal amount of the Guaranteed Securities then Outstanding (with a copy to the Trustee) specifying such failure and demanding that such Event of Default be remedied, or (iii) failure to pay any amount payable by the Guarantor or any Principal Subsidiary under any guarantee or indemnity in respect of any Indebtedness of any other Person thereof, if such obligation is not discharged or otherwise satisfied within 30 days after receipt by the Issuer and the Guarantor of a written notice from the Trustee or from the Holders of at least 25% in aggregate principal amount of the Guaranteed Securities then Outstanding (with a copy to the Trustee) specifying such failure and demanding that such Event of Default be remedied; provided, however, that no such event set forth in clause (i), (ii) or (iii) shall constitute an Event of Default unless the aggregate outstanding Indebtedness to which all such events relate exceeds US$100,000,000 (or its equivalent in any other currency); or

(4)  a decree or order is entered (i) for relief in respect of the Guarantor or any Principal Subsidiary in an involuntary case of winding up or bankruptcy proceeding under applicable law or (ii) adjudging the Guarantor or any Principal Subsidiary bankrupt or insolvent, or seeking reorganization, winding up, arrangement, adjustment or composition of or in respect of the Guarantor or any Principal Subsidiary under applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Guarantor or any Principal Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and any such decree or order remains unstayed and in effect for a period of 60 consecutive days; or

(5)  the Guarantor or any Principal Subsidiary institutes a voluntary case or proceeding under applicable bankruptcy, insolvency, reorganization or similar law, or any other case or proceedings to be adjudicated bankrupt or insolvent, or the Guarantor or any Principal Subsidiary files a petition or answer or consent seeking reorganization or relief under applicable bankruptcy, insolvency, reorganization or similar law, or consents to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of the Guarantor or any Principal Subsidiary or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any such action.

(b)  If an Event of Default set forth in clause (a) of Section 15.05 with respect to Guaranteed Securities of any series (other than an Event of Default specified in clause (4) or (5) of this Section 15.05) occurs and is continuing, the Trustee by notice in writing to the Issuer and the Guarantor, or the Holders of at least 25% in aggregate principal amount of the Guaranteed Securities of that series then Outstanding by notice in writing to the Issuer, the Guarantor and the Trustee, may declare the unpaid principal of and interest accrued thereon to the date of acceleration and premium and other amounts, if any, thereon (or, if the Guaranteed Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) on all the Guaranteed Securities of that series then Outstanding to be due and payable immediately and, upon any such declaration, all the Guaranteed Securities of that series then Outstanding (or specified principal amount) shall become and be immediately due and payable.

If an Event of Default specified in clause (4) or (5) of this Section 15.05, occurs, all unpaid principal of, interest, premium and other amounts, if any, accrued on all the Guaranteed Securities of that series then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Guaranteed Security of that series.

Upon payment of all such principal of, interest, premium, if any, and other amounts related to the guaranteed Securities of such series, all of the Guarantor’s obligations under the Guarantee with respect to the Guaranteed Securities of that series and (upon payment of the Guaranteed Securities of all series) this Article 15 and the Guarantee shall terminate.

At any time after a declaration of acceleration of Maturity with respect to Guaranteed Securities of any series has been made and before a judgment or decree for payment or the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Guaranteed Securities of that series by notice to the Trustee may rescind an acceleration and its consequences (except with respect to non-payment of principal, premium, interest or other amounts, if any) with respect to such series if (i) all existing Events of Default, other than the nonpayment of the principal of the Guaranteed Securities of that series that has become due solely by such declaration of acceleration, have been cured or waived as provided herein; provided that no such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereon, (ii) the Issuer or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay in Applicable Currency: (A) all overdue interest on all Guaranteed Securities of that series, (B) to the extent payment thereof is lawful, the principal of (and premium and other amounts, if any, on) any Guaranteed Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon from the date such principal became due at a rate per annum equal to the rate borne by the Guaranteed Securities of such series (or, in the case of Original Issue Discount Securities, the Guaranteed Securities’ yield to maturity) and (C) to the extent the payment of such interest is lawful, interest at a rate per annum equal to the rate borne by the Guaranteed Securities of such series (or, in the case of an Original Issue Discount Security, the Guaranteed Securities’ annual bond-equivalent yield to maturity) on overdue installments of interest and overdue principal that has become due otherwise than by such declaration of acceleration have been paid, (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (iv) all payments due to the Trustee and any predecessor Trustee under Section 6.07 have been made.

Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Guaranteed Securities because an Event of Default specified in clause (3) of this Section 15.05 shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Issuer or the Guarantor and countersigned by the holders of such indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Guaranteed Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.”

Provisions Relating to Guaranteed Securities, Series and Additional Guaranteed Securities

The CNOOC Guarantee will provide that:

“Section 15.06. Guaranteed Securities; Series; Additional Guaranteed Securities. (a) Notwithstanding anything in the Fourth Supplemental Indenture or the Indenture stating to the contrary, this Article 15 shall only apply to the Guaranteed Securities.

(b) The aggregate principal amount of Guaranteed Securities which may be authenticated and delivered under this Indenture is unlimited. All Guaranteed Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Guarantees or additional Guaranteed Securities of such series.

(c) The Issuer and the Guarantor may deliver Guaranteed Securities of any Series to the Trustee for authentication, and the Trustee in accordance with an Issuer Order shall (1) authenticate and make such Guaranteed Securities available for delivery, and (2) decrease the aggregate principal amount of the global note representing the Securities of such series that are not Guaranteed Securities (the “Non-Guaranteed Securities”)  in an amount equal to the aggregate principal amount of the Guaranteed Securities authenticated pursuant to the aforegoing clause (1). The Issuer and the Guarantor in delivering the Guaranteed Securities of any series shall use a CUSIP number different from the CUSIP number used for the Non-Guaranteed Securities of such series. The Trustee shall not be permitted to increase or decrease the aggregate principal amount of the global notes representing the Guaranteed Securities and the Non-Guaranteed Securities except as expressly requested by the Issuer and the Guarantor in an Issuer Order. The Issuer and the Guarantor and, upon written request from the Issuer and the Guarantor, the Trustee may, without the consent of the Holders, decrease the aggregate principal amount of the global note representing the Non-Guaranteed Securities and increase in an equal amount the aggregate principal amount of the global note representing the Guaranteed Securities.”

Provisions Relating to Application of Money Collected from the Guarantor

The CNOOC Guarantee will provide that:

“Section 15.07. Application of Money Collected from the Guarantor. Notwithstanding anything to the contrary in Section 5.06, any money collected by the Trustee from the Guarantor pursuant to this Article 15 in respect of the Guaranteed Securities of any series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium or other amounts, if any, or interest upon presentation of the Guaranteed Securities in respect of which moneys have been collected from the Guarantor and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 6.07 applicable to Guaranteed Securities of such series:

Second: To the payment of the amounts then due and unpaid for principal of, and premium and other amounts, if any, and interest on the Guaranteed Securities of such series in respect of which or for the benefit of which such money has been collected from the Guarantor, ratably, without preference or priority of any kind, according to the amounts due and payable on such Guaranteed Securities of such series for principal, and premium and other amounts, if any, and interest, respectively; and

Third: the surplus (if any) of such moneys shall be paid to the Guarantor or its assigns.

The Trustee may fix a record date and payment date for any payment to Holders of Guaranteed Securities pursuant to this Section 15.07.  At least ten (10) days before such record date, the Trustee shall mail to each Holder of Guaranteed Securities, the Guarantor and the Issuer a notice that states the record date, the payment date and the amount to be paid.”

Provisions Relating to Control by Holders

The CNOOC Guarantee will provide that:

“Section 15.08. Control by Holders. Notwithstanding anything to the contrary in Section 5.12,  only the Holders of a majority in principal amount of the Outstanding Guaranteed Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, in connection with their rights under the provisions of Article 15 or under the Guarantee with respect to the Guaranteed Securities of such series; provided that:

(1)  such direction shall not be in conflict with any rule of law or with this Indenture:

(2)  the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(3)  subject to Section 6.01 of the Original Indenture, the Trustee need not take any action which might involve the Trustee in personal liability or be unduly prejudicial to the Holders not joining therein.”

Provisions Relating to Waiver of Past Defaults

The CNOOC Guarantee will provide that:

“Section 15.09. Waiver of Past Defaults. Notwithstanding anything to the contrary in Section 5.13, only the Holders of not less than a majority in principal amount of the Outstanding Guaranteed Securities of any series may by written notice to the Trustee on behalf of the Holders of all the Guaranteed Securities of such series waive any Default or Event of Default as defined in Section 15.05 with respect to the Guaranteed Securities of such Series and its consequences, except in each case a Default or Event of Default  in respect of the payment under the Guarantee of the principal of or premium, other amounts, if any, or interest on any Security of such series which cannot be modified or amended without the consent of the Holder of each Outstanding Guaranteed Security of such series affected.

Upon any such waiver, such Default or Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of this Indenture and the Securities or the Guaranteed Securities, as applicable, of such series; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.”

Provisions Relating to Release

The CNOOC Guarantee will provide that:

“Section 15.10.  Release. The Guarantee will terminate with respect to a series of Guaranteed Securities and the Guarantor will be released and relieved of any obligations under this Article 15 with respect to a series of Guaranteed Securities immediately upon either (i) the satisfaction and discharge with respect to such series of Guaranteed Securities in accordance with Article 4 or (ii) the defeasance or covenant defeasance with respect to such series of Guaranteed Securities in accordance with Article 13.”

Additional Definitions

The CNOOC Guarantee will include the following definitions:

“Section 15.11. Definitions. For all purposes of this Article 15, except as otherwise expressly provided or unless the context otherwise requires:

(1)  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)  all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by Commission rule and not otherwise defined herein, have the meanings assigned to them therein;

(3)  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with IFRS IASB (as defined herein);

(4)  the word “including” (and with correlative meaning “include”) means including, without limiting the generality of: any description preceding such term; and

(5)  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Adjusted Consolidated Net Worth” means the sum of the Guarantor's (a) shareholders' equity as determined under IFRS IASB and (b) Subordinated Indebtedness.

“Attributable Value” means, at the time of determination, the lesser of (i) the fair market value of the Principal Property subject to the Sale and Leaseback Transaction (as determined in good faith by any two members of the Board of Directors of the Guarantor) and (ii) the present value (discounted at a rate equal to the rate of interest on the Guaranteed Securities, compounded semi-annually) of the total amount of rent required to be paid under such lease during the remaining term thereof, including any period for which such lease has been extended. Such rental payments shall not include amounts payable by or on behalf of the lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

“Consent” means the consents validly given (and not validly revoked) by a holder of Securities in the Consent Solicitation;

“Consent Solicitation” means the solicitation of consents by Nexen to certain amendments to the Indenture upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated [  ], 2013, as amended, supplemented or modified.

“Consolidated Total Assets” means the consolidated total assets of the Guarantor and its Subsidiaries as shown on the most recent audited consolidated balance sheet of the Guarantor.

“IFRS IASB” means International Financial Reporting Standards issued by the International Accounting Standards Board consistently applied, as in effect from time to time.

“Indebtedness” of any Person means, at any date, without duplication, (i) any outstanding indebtedness for or in respect of money borrowed (including bonds, debentures, notes or other similar instruments, whether or not listed) that is evidenced by any agreement or instrument, excluding trade payables, (ii) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, and (iii) all Indebtedness of others guaranteed by such Person; provided, however, that, for the purpose of determining the amount of Indebtedness of the Guarantor outstanding at any relevant time, the amount included as Indebtedness of the Guarantor in respect of finance leases shall be the net amount from time to time properly characterized as “obligations under finance leases” in accordance with the IFRS IASB.

“Lien” means any mortgage, charge, pledge, lien, encumbrance, hypothecation, title retention, security interest or security arrangement of any kind.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Guarantor, and who shall he reasonably acceptable to the Trustee.

“Permitted Liens” means:

(i)  any Lien which is in existence prior to [  ], 20132 and any replacement thereof created in connection with the refinancing (together with interest, fees and other charges attributable thereto) of the Indebtedness originally secured (but the principal amount secured by any such Lien may not be increased);

(ii)  any Lien arising or already arisen automatically by operation of law which is promptly discharged or disputed in good faith by appropriate proceedings; provided that any reserve or other appropriate provision required by IFRS IASB shall have been made therefor;

(iii)  any Lien over goods (or any documents relating thereto) arising either in favor of a bank issuing a form of documentary credit in connection with the purchase of such goods or by way of retention of title by the supplier of such goods where such goods are supplied on credit, subject to such retention of title, and in both cases where such goods are acquired in the ordinary course of business;

(iv)  any right of set-off or combination of accounts arising in favor of any bank or financial institution as a result of the day-to-day operation of banking arrangements;

(v)  any Lien either over any asset acquired after [  ], 20133 which is in existence at the time of such acquisition or in respect of the obligations of any Person which becomes a Subsidiary of the Guarantor after [  ], 20134 which is in existence at the date on which it becomes a Subsidiary of the Guarantor and in both cases any replacement thereof created in connection with the refinancing (together with interest, fees and other charges attributable thereto) of the Indebtedness originally secured (but the principal amount secured by any such Lien may not be increased); provided that any such Lien was not incurred in anticipation of such acquisition or of such company becoming a subsidiary of the Guarantor;

(vi)  any Lien created on any property or asset acquired, leased or developed (including improved, constructed, altered or repaired) after [  ], 20135; provided, however, that (a) any such Lien shall be confined to the property or asset acquired, leased or developed (including improved, constructed, altered or repaired); (b) the principal amount of the debt encumbered by such Lien shall not exceed the cost of the acquisition or development of such property or asset or any improvement thereto (including any construction, repair or alteration) or thereon and (c) any such Lien shall be created concurrently with or within one year following the acquisition, lease or development (including construction, improvement, repair or alteration) of such property or asset;

(vii)  any Lien pursuant to any order of attachment, execution, enforcement, distraint or similar legal process arising in connection with court proceedings; provided that such process is effectively stayed, discharged or otherwise set aside within 30 days;

(viii) any Lien created or outstanding in favor of the Guarantor or any of its Subsidiaries;

(ix)  any easement, right-of-way, zoning and similar restriction and other similar charge or encumbrance not interfering with the ordinary course of business of the Guarantor and its Principal Subsidiaries;

(x) any lease, sublease, license and sublicense granted to any third party and any Lien pursuant to farm-in and farm-out agreements, operating agreements, development agreements and any other agreements, which are customary in the oil and gas industry and in the ordinary course of business of the Guarantor and any Principal Subsidiary;

2 Date of execution of the Fourth Supplemental Indenture.
3 Date of execution of the Fourth Supplemental Indenture.
4 Date of execution of the Fourth Supplemental Indenture.
5 Date of execution of the Fourth Supplemental Indenture.

(xi) any Lien on any property or asset to secure all or part of the cost of exploration, drilling, development, production, gathering, processing, marketing of such property or asset or to secure Indebtedness incurred to provide funds for any such purpose;

(xii)  any Lien over any property or asset to secure Indebtedness incurred in connection with the construction, installation or financing of pollution control, abatement or remediation facilities;

(xiii) any Lien arising in connection with industrial revenue, development or similar bonds or other indebtedness or means of project financing (not to exceed the value of the project financed and limited to the project financed);

(xiv) any Lien in favor of any government or any subdivision thereof, securing the obligations of the Guarantor or any of its Principal Subsidiaries under any contract or payment owed to such governmental entity pursuant to applicable laws, rules, regulations or statutes;

(xv)  any Lien over any property or asset securing Indebtedness of the Guarantor or any of its Principal Subsidiaries guaranteed by any international finance agency, including the World Bank and the International Finance Corporation, or any subdivision, department or division thereof;

(xvi)  any right arising in connection with the sale or other transfer of crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of such crude oil, natural gas or other petroleum hydrocarbons or a specified amount of money, or the sale or other transfer of any other interest in property of the character commonly referred to as a production payment or overriding royalty;

(xvii)  any Lien created in connection with any sale/leaseback transaction, subject to the limitation set forth in Section 15.04(d);

(xviii)  any renewal or extension of any of the Liens described in the foregoing clauses which is limited to the original property or asset covered thereby; or

(xix)  any Lien in respect of Indebtedness of the Guarantor or any of its Subsidiaries with respect to which the Guarantor or such Subsidiary has paid money or deposited money or securities with a fiscal agent, trustee or depositary to pay or discharge in full the obligations of the Guarantor and its Subsidiary in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full).

“Principal Property” means any real property owned at [  ]6 or hereafter acquired by the Guarantor or a Principal Subsidiary, the gross book value (including related land and improvements thereon and all machinery and equipment included therein) of which, on the date as of which the determination is being made, exceeds 15% of the Consolidated Total Assets of the Guarantor.

“Principal Subsidiary” at any time shall mean a Subsidiary of the Guarantor

(i) as to which one or more of the following conditions is/are satisfied:

(a) its net profit or (in the case of a Subsidiary of the Guarantor which has Subsidiaries) consolidated net profit attributable to the Guarantor (in each case before taxation and exceptional items) is at least 10% of the consolidated net profit of the Guarantor (before taxation and exceptional items); or

(b) its net assets or (in the case of a Subsidiary of the Guarantor which has Subsidiaries) consolidated net assets attributable to the Guarantor (in each case after deducting minority interests in Subsidiaries) are at least 10% of the consolidated net assets (after deducting minority interests in Subsidiaries) of the Guarantor;

6 Date of execution of the Fourth Supplemental Indenture.

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of the Subsidiary of the Guarantor and the then latest consolidated financial statements of the Guarantor; or

(ii) to which is transferred all or substantially all of the assets of a Subsidiary of the Guarantor which immediately prior to the transfer was a Principal Subsidiary, provided that, with effect from such transfer, the Subsidiary which so transfers its assets and undertakings shall cease to be a Principal Subsidiary (but without prejudice to paragraph (i) above) and the Subsidiary of the Guarantor to which the assets are so transferred shall become a Principal Subsidiary.

A certificate of the auditors of the Guarantor as to whether or not a Subsidiary is a Principal Subsidiary shall be conclusive and binding on all parties in the absence of manifest error.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Guarantor or any Principal Subsidiary sells or transfers any Principal Property to any Person with the intention of taking back a lease of such Principal Property pursuant to which the rental payments are calculated to amortize the purchase price of such Principal Property substantially over the useful life thereof and such Principal Property is in fact so leased. For purposes of this definition, a Sale and Leaseback Transaction shall not include any transaction relating to farm-in and farm-out agreements, operating agreements, development agreements, and any other similar arrangements which are customary in the oil and gas industry or in the ordinary course of business of the Guarantor and any Principal Subsidiary.

“Subordinated Indebtedness” means Indebtedness of the Guarantor (including perpetual debt, which the Guarantor is not required to repay) which (i) has a final maturity and a weighted average life to maturity longer than the remaining life to maturity of the Guaranteed Securities and (ii) is issued or assumed pursuant to, or evidenced by, an indenture or other instrument containing provisions for the subordination of such Indebtedness to the Guaranteed Securities including (x) a provision that in the event of any bankruptcy, insolvency or other similar proceeding in respect of the Guarantor, the Holders of the Guaranteed Securities shall be entitled to receive payment in full in cash of all principal, Additional Amounts and interest on the Guaranteed Securities (including all interest arising after the commencement of such proceeding whether or not an allowed claim in such proceeding) before the holder or holders of any such Subordinated Indebtedness shall be entitled to receive any payment of principal, interest or premium thereon, (y) a provision that, if an Event of Default has occurred and is continuing under this Indenture, the holder or holders of any such Subordinated Indebtedness shall not be entitled to payment of any principal, interest or premium in respect thereof unless or until such Event of Default shall have been cured or waived or shall have ceased to exist, and (z) a provision that the holder or holders of such Subordinated Indebtedness may not accelerate the maturity thereof as a result of any default relating thereto so long as any Guaranteed Security is Outstanding.”

PLAN OF DISTRIBUTION

The CNOOC Guarantee is being offered directly by CNOOC and will not be offered or sold separately from the underlying Notes to which it relates.

LEGAL MATTERS

Certain matters of United States law relating to the guarantees offered through this Consent Solicitation/Prospectus Supplement will be passed upon for CNOOC by Davis Polk & Wardwell LLP, New York, New York. Certain matters of United States law relating to the guarantees offered through this Consent Solicitation/Prospectus Supplement will be passed upon for Citigroup Global Markets Inc. by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

DOCUMENTS INCORPORATED BY REFERENCE

Certain information that we have previously filed with the SEC is “incorporated by reference” into this Consent Solicitation/Prospectus Supplement. The process of incorporation by reference allows us to disclose important information to you without duplicating that information in this Consent Solicitation/Prospectus Supplement. The information we incorporate by reference is considered a part of this Consent Solicitation/Prospectus Supplement. The information in this Consent Solicitation/Prospectus Supplement, including any information that we incorporate by reference, will be updated and superseded automatically by our filings with the SEC after the date of this Consent Solicitation/Prospectus Supplement and prior to the Expiration Time. We are incorporating by reference the documents listed below:

1.      Annual Report on Form 20-F of CNOOC for the fiscal year ended December 31, 2011 filed with the SEC on April 20, 2012.

2.      Reports on Form 6-K of CNOOC furnished to the SEC on April 20, 2012, April 24, 2012, April 25, 2012, April 26, 2012, April 27, 2012, May 11, 2012, May 24, 2012, May 25, 2012, May 29, 2012, May 31, 2012, June 4, 2012, June 18, 2012, July 23, 2012, July 25, 2012, August 3, 2012, August 6, 2012, August 8, 2012, August 10, 2012, August 14, 2012, August 20, 2012, August 21, 2012, August 27, 2012, August 31, 2012 (including CNOOC’s unaudited condensed consolidated interim financial information for the six months ended June 30, 2012), September 19, 2012, September 21, 2012, September 26, 2012, October 11, 2012, October 19, 2012, October 22, 2012, October 24, 2012, November 21, 2012, December 6, 2012, December 10, 2012, December 21, 2012, December 28, 2012, January 16, 2013, January 28, 2013, January 30, 2013, February 12, 2013, February 19, 2013 and February 26, 2013.

3.      Any filings CNOOC makes with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Consent Solicitation/Prospectus Supplement and prior to the Expiration Time.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Consent Solicitation/Prospectus Supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Consent Solicitation/Prospectus Supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation/Prospectus Supplement.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

CNOOC and Nexen file reports and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You can obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. These reports and other information filed by CNOOC with the SEC are also available free of charge at CNOOC’s website at www.cnoocltd.com. These reports and other information filed by Nexen with the SEC are also available free of charge at Nexen’s website at www.nexeninc.com. Information that is contained in, and can be accessed through, our websites is not incorporated into, and does not form a part of, this prospectus supplement.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the U.S. federal income tax consequences to U.S. Holders of the Proposed Amendments to the Indentures,  the payment of Early Consent Fees or any similar payments, the Post-Closing Amalgamations and Asset Transfers, and the provision of the CNOOC Guarantee and the provisions related thereto (collectively, the “Transactions”).  This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax consequences, application of “Medicare contribution tax” and differing tax consequences applicable to you if you are, for instance:

•      a financial institution;

•      a regulated investment company;

•      a dealer or trader in securities;

•      holding Notes as part of a “straddle” or integrated transaction;

•      a person whose functional currency is not the U.S. dollar;

•      a partnership for U.S. federal income tax purposes; or

•      a tax-exempt entity.

No ruling has been or will be sought from the Internal Revenue Service (the “IRS”) regarding any tax consequences relating to the matters discussed herein.  Consequently, no assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to any of those summarized below.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations in effect as of the date hereof, changes to any of which subsequent to the date of this Consent Solicitation Statement may affect the tax consequences described herein.  You should consult your tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

You are a U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a Note that is:

•      a citizen or individual resident of the United States;

•      a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•      an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

If an entity treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.  If you are a partner in a partnership holding Notes, you should consult your tax advisor.

General

The U.S. federal income tax consequences of the Transactions depend on whether the Transactions (or any element of the Transactions) constitute a “significant modification” of the Notes that results in a “deemed exchange” of the Notes for U.S. federal income tax purposes.  Subject to the application of certain “safe harbor” rules, the relevant provisions of which are discussed below where applicable, the modification of a debt instrument is a significant modification only if, based on all the facts and circumstances, the legal rights or obligations under such instrument are modified in a manner that is “economically significant.”

Proposed Amendments

The discussion in this section applies to both consenting and non-consenting U.S. Holders.  Applicable Treasury Regulations provide that the addition, deletion or alteration of customary accounting or financial covenants relating to a debt instrument does not give rise to a significant modification of the debt instrument.  If the Proposed Amendments are treated as mere deletions or alterations of customary accounting or financial covenants or, if not so treated, the legal rights and obligations that are altered by the Proposed Amendments and the degree to which they are altered are not viewed as economically significant, then the adoption of the Proposed Amendments would not constitute a significant modification, and thus a deemed exchange, of the Notes.  Nexen intends to take the position that the adoption of the Proposed Amendments does not result in a significant modification of the Notes.

If the adoption of the Proposed Amendments does not result in a significant modification, subject to the additional discussion below, a U.S. Holder will not recognize gain or loss on the Notes, and will have the same tax basis and holding period with respect to the Notes as it had before the Transactions for U.S. federal income tax purposes.  If, however, a significant modification results, a U.S. Holder would be treated as having exchanged its Notes for U.S. federal income tax purposes, with the consequences described below under “Deemed Exchange.”  A U.S. Holder should consult its tax advisor regarding the U.S. federal income tax consequences resulting from the Transactions.

Consenting U.S. Holders

As discussed above under “General,” the U.S. federal income tax consequences of the Transactions depend on whether the Transactions (or any element of the Transactions) constitute a “significant modification” of the Notes that results in a “deemed exchange” of the Notes for U.S. federal income tax purposes.

Early Consent Fees or Any Similar Payments

Applicable Treasury Regulations provide that a change in the yield of a debt instrument is not a significant modification if the yield of the modified instrument does not vary from the yield of the unmodified instrument, determined as of the date of the modification, by more than the greater of 25 basis points or 5% of the annual yield of the unmodified instrument.  In calculating the yield of the modified debt instrument, payments made as consideration for the modification, such as the Early Consent Fees or any similar payments, are taken into account.  The change in the yield resulting from the receipt of the Early Consent Fees or any similar payments with respect to a series of Notes will not constitute a significant modification of such Notes and, therefore, will not result in a deemed exchange of such Notes for U.S. federal income tax purposes.

CNOOC Guarantee

Applicable Treasury Regulations provide that a modification that releases, substitutes, adds or otherwise alters the collateral for, a guarantee on, or other form of credit enhancement for a recourse debt instrument is a significant modification if the modification results in a change in payment expectations.  For this purpose, there would be a change in payment expectations if there were a substantial enhancement of Nexen’s capacity to meet the payment obligations under the Notes, which capacity was primarily speculative prior to the modification and is adequate after the modification.  Nexen intends to take the position that the provision of the CNOOC Guarantee (including CNOOC’s obligation to pay guarantor additional amounts in respect thereof) will not result in a change in payments expectations for Notes held by consenting U.S. Holders, and, therefore, will not result in a significant modification of, or a deemed exchange with respect to, such Notes.

Substitution of CNOOC as the Obligor

The Post-Closing Amalgamation may result in the substitution of CNOOC as the new obligor under the Notes for U.S. federal income tax purposes.  Assuming that (i) CNOOC becomes the new obligor pursuant to a transaction to which Section 381(a) applies, or acquires (for U.S. federal income tax purposes) substantially all of the assets of the original obligor, (ii) the substitution does not result in a change in payment expectations and (iii) the substitution does not result in a significant alteration (as determined under applicable Treasury Regulations), the substitution would not result in a significant modification for U.S. federal income tax purposes.  Nexen intends to take the position that the substitution of CNOOC as the new obligor, in conjunction with the provision of the CNOOC Guarantee and the implementation of the corresponding amendments to the Indentures, does not result in a change in payment expectations or otherwise result in a significant alteration with respect to Notes held by consenting U.S. Holders, and, therefore, will not result in a deemed exchange with respect to such Notes.

If, however, the receipt of the Early Consent Fees or any similar payments, the provision of the CNOOC Guarantee or the substitution of CNOOC as the obligor on the Notes for U.S. federal income tax purposes constitutes a significant modification, a consenting U.S. Holder would be treated as having exchanged its Notes for U.S. federal income tax purposes, with the consequences described below under “Deemed Exchange.” A consenting U.S. Holder should consult its tax advisor regarding the U.S. federal income tax consequences resulting from the Transactions.

Non-Consenting U.S. Holders

As discussed above under “General,” the U.S. federal income tax consequences of the Transactions depend on whether the Transactions (or any element of the Transactions) constitute a “significant modification” of the Notes that results in a “deemed exchange” of the Notes for U.S. federal income tax purposes.

Substitution of CNOOC as the Obligor

The Post-Closing Amalgamation may result in the substitution of CNOOC as the new obligor under the Notes for U.S. federal income tax purposes.  Assuming that CNOOC becomes the new obligor pursuant to a transaction to which Section 381(a) applies, or acquires (for U.S. federal income tax purposes) substantially all of the assets of the original obligor, the substitution would not result in a significant modification for U.S. federal income tax purposes unless (i) the substitution results in a change in payment expectations or (ii) the substitution results in a significant alteration (as determined under applicable Treasury Regulations).  For this purpose, there would be a change in payment expectations if there were a substantial impairment of Nexen's capacity to meet the payment obligations under the Notes, which capacity was adequate prior to the modification and is primarily speculative after the modification.

As described above under “Conditions of the Consent Solicitation,” the CNOOC Guarantee will be provided only with respect to a Note as to which a Consent has been timely provided.  It is possible that the absence of the CNOOC Guarantee with respect to Notes held by non-consenting U.S. Holders, considered in conjunction with the effect of the Proposed Amendments and expected Asset Transfers, could result in a change in payment expectations with respect to such Notes.  There can be no assurance that such change in payment expectations would not constitute a significant modification that results in a deemed exchange with respect to Notes held by non-consenting U.S. Holders.

Change in Recourse Nature

Applicable Treasury Regulations provide that a change in the nature of a debt instrument from recourse (or substantially all recourse) to nonrecourse (or substantially all nonrecourse) is a significant modification.  The Post-Closing Amalgamation may result in the substitution of CNOOC as the new obligor on the Notes for U.S. federal income tax purposes.  CNOOC would not be required upon a default by Nexen to make guarantee payments with respect to Notes held by non-consenting U.S. Holders.  Regardless of whether the IRS views a change in payment expectations or a significant modification as having otherwise occurred, there can be no assurance that the IRS would not view the Post-Closing Amalgamation and the substitution of CNOOC as the new obligor on the Notes for U.S. federal income tax purposes, when combined with the absence of a CNOOC Guarantee with respect to Notes held by non-consenting U.S. Holders and the expected Asset Transfers, as constituting a change in the nature of such Notes from recourse (or substantially all recourse) obligations of Nexen to nonrecourse (or substantially all nonrecourse) obligations of CNOOC.  In such event, there would be a significant modification, and consequently, a deemed exchange of such Notes held by non-consenting U.S. Holders.  Nexen intends to take the position that the substitution of CNOOC as the obligor on the Notes does not result in a change in the recourse nature of the Notes held by non-consenting U.S. Holders for U.S. federal income tax purposes.

A non-consenting U.S. Holder should review the discussion under “Deemed Exchange” and should consult its tax adviser regarding the U.S. federal income tax consequences resulting from the failure to provide a Consent prior to the applicable deadline.

Deemed Exchange

If a deemed exchange results, a U.S. Holder would be treated as having exchanged its “old” Notes for “new” Notes, and would recognize gain or loss at the time of such deemed exchange, unless such deemed exchange constitutes a “recapitalization” for U.S. federal income tax purposes. The exchange will be treated as a recapitalization only if both the old Notes and the new Notes constitute “securities” within the meaning of the provisions of the Code governing reorganizations.  This, in turn, depends upon the terms and conditions of, and other facts and circumstances relating to, the Notes, including their terms to maturity, and upon the application of judicial decisions and administrative guidance. Nexen believes that any deemed exchange of the Notes should qualify as a recapitalization for U.S. federal income tax purposes.

Recapitalization Treatment

Provided that the exchange is treated as a recapitalization, a U.S. Holder will recognize gain equal to the lesser of (i) the excess of the issue price of the new Notes and any “other property” received in consideration for old Notes over the U.S. Holder’s adjusted tax basis in the old Notes and (ii) the amount of other property received in the exchange.  In the event of a deemed exchange, if a substantial amount of any new Notes are considered “publicly traded” for U.S. federal income tax purposes, the issue price of the new Notes will equal their fair market value at the time of the exchange.  If the new Notes are not considered publicly traded, but the old Notes are considered publicly traded, the issue price of the new Notes will equal the fair market value of the old Notes at the time of the exchange.  If neither the new Notes nor the old Notes are publicly traded, the issue price of the new Notes will equal their stated principal amount.  If Nexen takes the position that the Transactions do not result in a deemed exchange, Nexen will not determine whether any old Notes or new Notes are considered to be “publicly traded” and, if so, the issue price of the new Notes.  If a U.S. Holder intends to take the position that Transactions result in a deemed exchange, the U.S. Holder must independently make such determinations as provided in applicable Treasury Regulations.  If, however, Nexen takes the position that Transactions result in a deemed exchange, for example, upon a change in payment expectations with respect to Notes held by non-consenting U.S. Holders, Nexen’s determination of whether the old Notes or new Notes are considered to be publicly traded and, if so, the issue price of the new Notes, which Nexen will make available within 90 days after the settlement date, is binding on each U.S. Holder unless it explicitly discloses to the IRS, on its timely filed U.S. federal income tax return for the taxable year that includes the date of the deemed exchange, that its determination is different from Nexen’s, the reason for its different determination, and, if appropriate, how it determines the issue price.

Any new Notes received in the exchange that are attributable to accrued interest on the old Notes that has not previously been included in income will be taxed as an ordinary interest income.  If the Early Consent Fees or any similar payments are treated as additional consideration received for the old Notes as discussed under “Early Consent Fees,” the amount of any cash Early Consent Fees or any similar payments received will be treated as “other property.”  Any gain recognized upon the exchange generally will be capital gain and will be long-term capital gain if the U.S. Holder’s holding period exceeds one year.  No loss will be recognized in respect of the exchange if it qualifies as a recapitalization.

Except with respect to any portion of a new Note received that is attributable to accrued interest, the holding period for the new Notes received will include the period of time during which a U.S. Holder held the corresponding old Notes, and the initial tax basis in the new Notes will equal the adjusted tax basis in the old Notes immediately prior to the exchange, decreased by the amount of other property received and increased by the amount of gain, if any, recognized by the U.S. Holder in respect of the exchange.

Non-Recapitalization Treatment

If the exchange of the old Notes for the new Notes fails to qualify as a recapitalization under the Code, a U.S. Holder would recognize gain or loss equal to the difference, if any, between the amount realized on the exchange and the U.S. Holder’s adjusted tax basis in the old Notes. If the Early Consent Fees or any similar payments are treated as additional consideration received for the old Notes, the amount realized would be equal to the sum of the Early Consent Fees or any similar payments received and the issue price (determined as described above) of the new Notes received in the exchange.  For these purposes, the amount realized does not include any amount attributable to accrued interest on the old Notes.  A U.S. Holder would recognize ordinary interest income to the extent that the other property and the new Notes received in the exchange are attributable to accrued interest on the old Notes that has not previously been included in income.  Subject to the application of the market discount rules discussed in the paragraph immediately below, any gain or loss would be capital gain or loss, and would be long term capital gain or loss if at the time of the exchange the old Notes have been held for more than one year.  The deduction of capital losses for U.S. federal income tax purposes is subject to limitations.  A U.S. Holder’s holding period for a new Note would commence on the date immediately following the date of the exchange and the U.S. Holder’s initial tax basis in the new Note would be the issue price of the new Note (determined as described above).

Market Discount

If a U.S. Holder holds old Notes acquired at a “market discount,” any gain recognized by the U.S. Holder on the exchange of such old Notes for new Notes would be recharacterized as ordinary interest income to the extent of the accrued market discount that the U.S. Holder had not previously included as ordinary income.  If the deemed exchange qualifies as a recapitalization, however, any market discount on the old Notes prior to the deemed exchange would survive the deemed exchange, although some or all of the market discount could effectively be converted into original issue discount, as described immediately below.

Original Issue Discount

Subject to a de minimis exception, if the issue price of a Note (determined as described above) at the time of the deemed exchange were less than its stated redemption price at maturity, the Note would have original issue discount for U.S. federal income tax purposes, which would be included in the U.S. Holder’s gross income on a constant yield basis in advance of receipt of cash attributable to the discount.  A U.S. Holder should consult its tax advisor regarding the U.S. federal income tax consequences resulting from a deemed exchange.

Early Consent Fees or Any Similar Payments

There is no binding authority addressing the U.S. federal income tax consequences of receiving the Early Consent Fees or any similar payments.  The Early Consent Fees or any similar payments may constitute (i) a separate payment for consenting to the Proposed Amendments, which would be taxable as ordinary income in accordance with the recipient’s regular method of accounting for U.S. federal income tax purposes; (ii) a payment on a Note, which may be treated first as a payment of any accrued and unpaid interest on such Note and then as a payment of principal; or (iii) additional consideration received in the deemed exchange of the old Notes for new Notes, which would be treated as described above under “Deemed Exchange.”  Any portion of the Early Consent Fees or any similar payments treated as a payment of principal on a Note would generally reduce the consenting U.S. Holder’s adjusted tax basis in such Note and, if a Note was acquired with market discount that has not previously been included in the consenting U.S. Holder’s income, may result in ordinary income.

A consenting U.S. Holder should consult its tax advisor regarding the U.S. federal income tax treatment of the Early Consent Fees or any similar payments.

Information Reporting and Backup Withholding

If you are a consenting U.S. Holder, information returns are generally required to be filed with the IRS in connection with the payment to you of Early Consent Fees or any similar payments, unless you are an exempt recipient.  You may also be subject to backup withholding on these payments unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules or you provide proof of an applicable exemption.  Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided you timely furnish the required information to the IRS.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain Canadian federal income tax considerations in respect of the Proposed Transactions and the receipt of the Early Consent Fee under the Income Tax Act (Canada) (the “ITA”) generally applicable to a noteholder who beneficially owns a Note, including entitlement to all payments thereunder and who, at all relevant times, for purposes of the ITA, deals at arm’s length with Nexen and CNOOC and is not affiliated with Nexen and CNOOC (a “Holder”). Generally, the Notes will be capital property to a Holder provided that the Holder does not acquire or hold the Notes in the course of carrying on a business or as part of an adventure or concern in the nature of trade.

This summary is based on the current provisions of the ITA and the regulations thereunder (the “Regulations”), and on an understanding of the current published administrative and assessing practices of the Canada Revenue Agency (the “CRA”). This summary takes into account all specific proposals to amend the ITA and the Regulations (the “Tax Proposals”) publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this Consent Solicitation/Prospectus Supplement. There is no assurance that the Tax Proposals will be enacted in their current form or at all. This summary does not otherwise take into account or anticipate any changes in law or the administrative and assessing practices of the CRA whether by judicial, governmental or a legislative decision or action, nor does it take into account tax legislation or considerations of any province, territory, state, local or foreign jurisdiction, which may differ from the Canadian federal income tax legislation.

For purposes of the ITA, an amount relating to the Notes or the Early Consent Fee not denominated in Canadian dollars must be converted to an amount expressed in Canadian dollars, based on an exchange rate determined in accordance with the ITA, generally using the rate of exchange quoted by the Bank of Canada for noon on the date such amount first arose.

This is a general summary only, and each noteholder is urged to consult with such noteholder’s own tax advisor with respect to the Canadian federal income tax considerations set forth below as applicable to the noteholder’s particular circumstances and any other federal, provincial, territorial, state, local or foreign tax consequences of the Proposed Transactions. This summary deals solely with certain Canadian federal income tax consequences of the Proposed Transactions and the receipt of the Early Consent Fee and is not exhaustive of all Canadian federal income tax considerations.

Residents of Canada

The following portion of the summary applies to a Holder (a “Resident Holder”) who, at all relevant times for the purposes of the ITA, is or is deemed to be a resident of Canada. This summary does not apply to a Resident Holder: (i) that is a “financial institution” for purposes of the “mark-to-market” rules, (ii) an interest in which is a “tax shelter investment,” or (iii) that has elected to report its “Canadian tax results” in a currency other than the Canadian currency, each as defined for purposes of the ITA.  Such Resident Holders should consult their own advisors.

Proposed Amendments

The Proposed Amendments should not, in and of themselves, give rise to any consequences under the ITA to a Resident Holder.

Receipt of Early Consent Fee

While there is no authority addressing directly the treatment under the ITA of the receipt of the Early Consent Fee, a Resident Holder who receives the Early Consent Fee will likely be required to include the amount of such Early Consent Fee in computing his or her income for the taxation year in which such Early Consent Fee is received or becomes receivable. Resident Holders should consult their own tax advisors having regard to their own particular circumstances.

Non-Residents of Canada

The following portion of the summary applies to a Holder (a “Non-Resident Holder”) who, at all relevant times for purposes of the ITA: (i) is not resident or deemed to be resident of Canada, (ii) does not use or hold Notes in the course of carrying on business in Canada, and (iii) is not, and deals at arm’s length with each person who is, a

“specified shareholder” (as defined in subsection 18(5) of the ITA) of Nexen.  Special rules which are not discussed below may apply to a Holder that is a non-resident insurer which carries on business in Canada and elsewhere.

The Proposed Amendments should not, in and of themselves, give rise to any consequences under the ITA to a Non-Resident Holder.

A Non-Resident Holder will not be subject to Canadian withholding tax in respect of the Early Consent Fee paid or credited to the Non-Resident Holder.

SCHEDULE A

CONSENT FORM

Nexen Inc.

Solicitation of Consents to the Proposed Amendments to the Indentures Relating to

Title of Security	Indenture	CUSIP Numbers	Principal Amount Outstanding(1)
1998 Indenture Notes
5.20% Notes due March 10, 2015	1998 Indenture	65334HAD4	$125,844,000
7.40% Notes due May 1, 2028	1998 Indenture	136420AF3	$200,000,000
7.875% Notes due March 15, 2032	1998 Indenture	65334HAA0	$500,000,000
5.875% Notes due March 10, 2035	1998 Indenture	65334HAE2	$790,000,000
2007 Indenture Notes
5.65% Notes due May 15, 2017	2007 Indenture	65334HAF9	$62,250,000
6.20% Notes due July 30, 2019	2007 Indenture	65334HAK8	$300,000,000
6.40% Notes due May 15, 2037	2007 Indenture	65334HAG7	$1,250,000,000
7.50% Notes due July 30, 2039	2007 Indenture	65334HAJ1	$700,000,000
(1) Amounts in U.S. dollars.

Pursuant to the Consent Solicitation/Prospectus Supplement
Dated March 7, 2013

Each Consent Solicitation expires at 5:00 p.m., New York time, on March 20, 2013, unless extended or earlier terminated by Nexen (the “Expiration Time”). Consents may only be revoked under the circumstances described in the Consent Solicitation Statement and this Consent Form. Capitalized terms used herein but not defined herein have the meanings given to them in the Consent Solicitation/Prospectus Supplement.

This Consent Form is to be completed by a Holder desiring to deliver Consents unless such Holder is delivering a Consent through DTC’s Automated Tender Offer Program (“ATOP”). This Consent Form need not be completed by a Holder delivering Consents through ATOP. Please review the Consent Solicitation Statement carefully.

For a description of certain procedures to be followed in order to deliver Consents (through ATOP or otherwise), see “The Consent Solicitation –Consent Procedures” in the Consent Solicitation/Prospectus Supplement and the instructions to this Consent Form.

The Information and Tabulation Agent for the Consent Solicitation is:

Global Bondholder Services Corporation

By facsimile:
 (212) 430-3775/3779
(For Eligible Institutions only)
Confirmation:
(212) 430-3774
Toll-Free:
(866) 470-4300

By Regular, Registered or Certified Mail, Hand or Overnight Delivery:

Global Bondholder Services
65 Broadway – Suite 404
New York, New York 10006
Attn: Corporate Actions

This consent form (the “Consent Form”) relates to the solicitation by Nexen Inc. ( “Nexen”) of consents (each such solicitation, a “Consent Solicitation” and, together, the “Consent Solicitations”) made to Holders (as hereinafter defined) of Nexen’s (a) (i) 5.65% Notes due May 15, 2017 issued pursuant to the Senior Debt Indenture made as of May 4, 2007 (the “2007 Indenture”) between Nexen and Deutsche Bank Trust Company Americas (the “2007 Indenture Trustee”) (the “2017 Notes”), (ii) 6.20% Notes due July 30, 2019 issued pursuant to the 2007 Indenture (the “2019 Notes”), (iii) 6.40% Notes due May 15, 2037 issued pursuant to the 2007 Indenture (the “2037 Notes”) and (iv) 7.50% Notes due July 30, 2039 issued pursuant to the 2007 Indenture (the “2039 Notes” and, together with the 2017 Notes, the 2019 Notes and the 2037 Notes, the “2007 Indenture Notes”) and (b) (i) 5.20% Notes due March 10, 2015 issued pursuant to the Trust Indenture made as of April 28, 1998 (the “1998 Indenture” and, together with the 2007 Indenture, the “Indentures”) between Nexen (formerly Canadian Occidental Petroleum Ltd.) and CIBC Mellon Trust Company (the “1998 Indenture Trustee” and together with the 2007 Indenture Trustee, the “Trustees”) (the “2015 Notes”), (ii) 7.40% Notes due May 1, 2028 issued pursuant to the 1998 Indenture (the “2028 Notes”), (iii) 7.875% Notes due March 15, 2032 issued pursuant to the 1998 Indenture (the “2032 Notes”) and (iv) 5.875% Notes due March 10, 2035 issued pursuant to the 1998 Indenture (the “2035 Notes” and, together with the 2015 Notes, the 2028 notes and the 2032 Notes, the “1998 Indenture Notes” and, together with the 2007 Indenture Notes, the “Notes;” and each series of the Notes a “Series”). The 1998 Indenture Notes, collectively, and each Series of the 2007 Indenture Notes, individually, are referred to herein as a “Solicited Class” or as a “Solicited Class of Notes,” each Solicited Class of Notes and each Indenture as described in the accompanying Consent Solicitation/Prospectus Supplement dated March 7, 2013 (the “Consent Solicitation/ Prospectus Supplement”).

The term “Holder” as used herein means each person shown on the records of the registrar for the Notes as a holder. For purposes of the Consent Solicitation, The Depository Trust Company (“DTC”) has authorized DTC participants (“DTC Participants”) set forth in the position listing of DTC to execute Consent Forms as if they were the Holders of the Notes held of record in the name of DTC or the name of its nominee. Accordingly, for purposes of the Consent Solicitation, the term “Holder” shall be deemed to include such DTC Participants.

Consent Forms should be delivered to Global Bondholder Services Corporation, as Information and Tabulation Agent, and not to CNOOC, Nexen, the Trustees or the Solicitation Agent. However, Nexen reserves the right to accept any valid consent received by CNOOC, Nexen, the Trustees or the Solicitation Agent.

CONSENT

By its execution hereof, the undersigned acknowledges receipt of the Consent Solicitation/ Prospectus Supplement. The undersigned hereby represents and warrants that the undersigned is a Holder of the Notes indicated below and has full power and authority to take the action indicated below in respect of such Notes. The undersigned will, upon request, execute and deliver any additional documents deemed by Nexen to be necessary or desirable to give effect to the undersigned’s consent.

The undersigned hereby represents and warrants that the undersigned is lawfully able to participate in the Consent Solicitation in compliance with applicable laws of applicable jurisdictions.

The representations of the undersigned shall be deemed to be repeated and reconfirmed on the Expiration Time, the date of payment of the Early Consent Fee and the date the CNOOC Guarantee in respect of the Guaranteed Notes is issued by the Guarantor.

In addition, the undersigned acknowledges that the undersigned must comply with the provisions of this Consent Form and complete the information required herein to validly consent to the Proposed Amendments described in the Consent Solicitation/Prospectus Supplement.

THE UNDERSIGNED UNDERSTANDS THAT BY EXECUTING AND DELIVERING (AND NOT SUBSEQUENTLY REVOKING) THIS CONSENT FORM TO THE INFORMATION AND TABULATION AGENT IN ACCORDANCE WITH THE TERMS CONTAINED HEREIN AND IN THE CONSENT SOLICITATION/PROSPECTUS SUPPLEMENT, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSED AMENDMENTS.

All authority conferred or agreed to be conferred by this Consent Form will survive the death, incapacity, dissolution or liquidation of the undersigned and every obligation of the undersigned under this Consent Form will be binding upon the undersigned’s heirs, personal representatives, successors and assigns.

If this consent relates to fewer than all the Notes held by the Holder providing this consent, the Holder must specify in the table below the aggregate principal U.S. dollar amount of Notes to which the consent relates. (If the space provided below is inadequate, list the principal amounts on a separate signed schedule and affix the list to this Consent Form.) In the absence of such a specification, this consent will be deemed to apply to all Notes held by the Holder.

DESCRIPTION OF NOTES AS TO WHICH CONSENTS ARE GIVEN
Name(s) and Address(es) of Registered Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in which Notes are Held	CUSIP Number	Certificate Number(s)(1)	Aggregate Principal Amount Represented	Principal Amount as to which Consents are Given (2)

(1) Need not be completed by Holders who are consenting through DTC’s ATOP system.
(2) Unless otherwise indicated in the column labeled “Principal Amount as to which Consents are Given,” the Holder will be deemed to have consented in respect of the entire aggregate principal amount indicated in the column labeled “Aggregate Principal Amount Represented.”

In order to cause a Consent to be given with respect to Notes held by a Holder, the Holder must complete, sign and date this Consent Form or a facsimile copy and mail or deliver it, together with the Notes specified therein and any other required documents, to the Information and Tabulation Agent at its address or facsimile set forth on the second page of this Consent Form for delivery before the Expiration Time pursuant to the procedures set forth herein and in the Consent Solicitation Statement.

The undersigned acknowledges that consenting Holders must temporarily deposit the related Notes with the Information and Tabulation Agent in a contra-CUSIP number established by DTC until the allocation by DTC of the Early Consent Fee and a new CUSIP number with respect to such Series. Trading of deposited Notes is not permitted.  All participating Holders, regardless of whether they sign a Consent Form or deliver electronic instructions to consent, should understand that the Notes as to which such Consents are delivered will be held by the Information and Tabulation Agent and transfer will be blocked until they are returned to the Holder (under a new CUSIP number, if the CNOOC Guarantee is issued with respect to such Notes) promptly after the Proposed Amendments for such Series of Notes become effective (but in no event later than 45 calendar days after the date of the Consent Solicitation/Prospectus Supplement), unless such Holder revokes such Consents before the applicable Revocation Deadline or the Consent Solicitation is terminated by Nexen.

Holders who desire to deliver Consents pursuant to the Consent Solicitation are required to deliver their Consents to the Information and Tabulation Agent to arrive on or prior to the Expiration Time.

You should complete, execute and deliver this Consent Form to indicate the action you desire to take with respect to the Consent Solicitation.

List in the table above the Notes to which this Consent Form relates. If the space provided is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Consent Form.

The conditions to the Proposed Amendments are described in the Consent Solicitation/Prospectus Supplement under the heading “Conditions of the Consent Solicitation.”

Unless otherwise indicated under “Special Payment/Delivery Instructions” below and subject to the foregoing, a check from the Information and Tabulation Agent for the Early Consent Fee will be issued and mailed to the address(es) of the Holder(s) appearing in the table entitled “Description of Notes as to Which Consents Are Given”.

SPECIAL PAYMENT/DELIVERY INSTRUCTIONS (See Instructions 4, 5, 6 and 8)

To be completed ONLY (a) if the check for the Early Consent Fee is to be issued in the name of someone other than the undersigned or (b) the check is to be sent to a person other than the person(s) signing this Consent Form or to an address other than that shown above.

Issue Check to:
Name:
(Please Print)
Send Check to:

Address:

(Include Zip/Postal Code)

(Taxpayer Identification or Social Security Number (or equivalent) of the Person Named Above)

IMPORTANT - PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY

If this Consent Form is executed by the Holder(s), it must be executed in exactly the same manner as the name(s) appear(s) on the Notes. If the Notes are held by two or more joint Holders, each such Holder must sign the Consent Form. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to Nexen of such person's authority so to act. If Notes are held in different names, a separate Consent Form must be executed covering each name.  If the Notes are held of record in the name of a person other than the signer of the Consent Form, then the Consent Form must be accompanied by a completed irrevocable proxy authorizing the signatory to deliver Consents with respect to such Notes.

SIGN HERE

Signature(s) of Holder(s)
Signature(s) of Holder(s)
Date:
Name(s):

(Please Print)
Capacity:
Address:

(Include Zip/Postal Code)
Area Code and Telephone No.:
Tax Identification or Social Security No. (or equivalent):
GUARANTEE OF SIGNATURES (See Instruction 6)
Authorized Signature:
Name and Title:
(Please Print)
Dated:
Name of Firm:

INSTRUCTIONS FOR CONSENTING HOLDER FORMING PART
OF THE TERMS AND CONDITIONS OF THE CONSENT SOLICITATION

1.
Delivery of this Consent Form. Holders who wish to consent must mail or deliver a properly completed and executed Consent Form or a facsimile copy, together with the Notes specified therein and any other required documents,  to the Information and Tabulation Agent at its address set forth on the cover hereof prior to the Expiration Time. The delivery of this Consent Form and all other required documents to the Information and Tabulation Agent is at the election and risk of the Holder, and delivery will be deemed made only when actually received by the Information and Tabulation Agent. Sufficient time should be allowed to ensure timely delivery. Consents should not be delivered to Nexen, CNOOC, the Trustees or the Solicitation Agent. However, Nexen reserves the right to accept any valid consent received by Nexen, CNOOC, the Trustees or the Solicitation Agent.

2.
Questions Regarding Validity, Form, Legality, Etc. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Consents and revocations of Consents will be resolved by Nexen and its determinations will be binding. Nexen reserves the absolute right to reject any or all Consents and revocations that are not in proper form or the acceptance of which could, in the opinion of counsel, be unlawful. Nexen also reserves the right to waive any irregularities in connection with deliveries which Nexen may require to be cured within such time as it determines. None of Nexen, CNOOC, the Solicitation Agent, the Information and Tabulation Agent, the Trustees or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived. Nexen’s interpretation of the terms and conditions of each Consent Solicitation (including this Consent Solicitation/Prospectus Supplement and the accompanying Consent Forms and the instructions hereto and thereto) will be final and binding on all parties.

3.
Holders Entitled to Deliver Consents. Holders who hold their Notes through a broker, dealer, commercial bank, trust company or other nominee, are beneficial holders. Any beneficial holder of the Notes who is not the holder of record of such Notes must arrange with the person who is the holder of record or such holder of record’s assignee or nominee to execute and deliver the applicable Consent Form on behalf of such beneficial owner on or prior to the applicable Expiration Time.

4.
Deposit of Notes. Holders of Notes of a Series wishing to deliver a Consent must temporarily deposit the related Notes with the Information and Tabulation Agent in a contra-CUSIP number established by DTC until the allocation by DTC of the Early Consent Fee and a new CUSIP number with respect to such Series. Trading of deposited Notes is not permitted.  All participating Holders, regardless of whether they sign a Consent Form or deliver electronic instructions to consent, should understand that the Notes as to which such Consents are delivered will be held by the Information and Tabulation Agent and transfer will be blocked until they are returned to the Holder (under a new CUSIP number, if the CNOOC Guarantee is issued with respect to such Notes) promptly after the Proposed Amendments for such Series of Notes become effective (but in no event later than 45 calendar days after the date of the Consent Solicitation/Prospectus Supplement), unless such Holder revokes such Consents before the applicable Revocation Deadline or the Consent Solicitation is terminated by Nexen.

5.
Signatures on this Consent Form; Proxies. If this Consent Form is executed by the Holder(s), it must be executed in exactly the same manner as the name(s) appear(s) on the Notes. An authorized DTC Participant should execute the Consent Form exactly as its name appears on DTC’s position listing. If Notes are held by two or more joint Holders, all such Holders must sign this Consent Form. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other holder acting in a fiduciary or representative capacity on behalf of a Holder, such person should so indicate when signing and must submit with this Consent Form proper evidence satisfactory to Nexen of such person’s authority to so act. If Notes are held in different names, separate Consent Forms must be executed covering each such form of registration. If the Notes are held of record in the name of a person other than the signer of the Consent Form, then the Consent Form must be accompanied by a completed irrevocable proxy authorizing the signatory to deliver Consents with respect to such Notes.

6.
Guarantee of Signatures. All signatures on this Consent Form must be guaranteed by a recognized participant (a “Medallion Signature Guarantor”) in the Securities Transfer Agents Medallion Program, unless such Consent Form is delivered (a) by the Holder of such Notes and that Holder has not completed either of the boxes entitled “Special Payment/Delivery Instructions” on the Consent Form or (b) for the account of a firm that is a member of a registered national securities exchange or the Financial Industry Regulatory Authority or is a commercial bank or trust company in the United States (each, an “Eligible Institution”).

7.
Revocation of Consents. Prior to the Revocation Deadline, any Holder may revoke a Consent delivered as to its Notes or any portion thereof by delivering a written notice of revocation bearing a date later than the date of the prior Consent Form to the Information and Tabulation Agent. For a revocation of Consents to be effective, a written revocation notice must (a) specify the name of the Holder of the Notes as to which Consents are to be revoked and, if different, the name of the holder of such Notes (or, in the case of Notes beneficially owned by a DTC Participant, the name and account number of the DTC Participant, and particulars as to the noteholdings to which the revocation is intended to apply), and (b) be signed by the Holder of such Notes in the same manner as the original signature on any Consent Form, including any required signature guarantees. With respect to a Consent delivered prior to the Expiration Time, any notice of revocation received by the Information and Tabulation Agent after Revocation Deadline will not be effective. Any Holder who revokes a Consent prior to the Revocation Deadline will not be eligible to receive the corresponding CNOOC Guarantee and Early Consent Fee, unless such Consent is resubmitted and properly received by the Information and Tabulation Agent and accepted by Nexen prior to the Expiration Time. Revocations of Consents may not be rescinded, and any Consents revoked will be deemed not to be validly delivered for the purposes of each applicable Consent Solicitation. Properly revoked Consents may, however, be superseded by new Consents delivered following the procedures described herein and in the Consent Solicitation/Prospectus Supplement at any time prior to the Expiration Time. Nexen reserves the right to contest the validity of any revocation and all questions as to the validity (including time of receipt) of any revocation will be determined by Nexen in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the relevant Trustee concerning proof of execution and ownership. None of Nexen, CNOOC, the Solicitation Agent, the Information and Tabulation Agent, the Trustees, any of their respective affiliates or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation, nor shall any of them incur any liability for failure to give such information.

8.
Special Payment Instructions. If a check is to be issued in the name of a person other than the person(s) signing this Consent Form, or if a check is to be sent to a person other than the person(s) signing this Consent Form or to an address other than that shown above, the appropriate boxes on this Consent Form should be completed. If no such instructions are given, payment will be made to the person(s) signing this Consent Form.

9.
Waiver and Amendment of Conditions. Nexen expressly reserves the absolute right, in its sole discretion, at any time (i) to waive any condition to the Consent Solicitation with respect to any or all Solicited Classes of Notes, (ii) to amend any of the terms of the Consent Solicitation with respect to any or all Solicited Classes of Notes, (iii) to terminate the Consent Solicitation with respect to any or all Solicited Classes of Notes or (iv) to modify the Early Consent Fee, in any respect, with respect to any or all Solicited Classes of Notes.

10.
Important Tax Information. Payments made to consenting Holders may be subject to information reporting and backup withholding of U.S. federal income tax. To avoid backup withholding, Holders that are U.S. persons that do not otherwise establish an exemption should complete and timely return the included Internal Revenue Service (“IRS”) Form W-9, certifying that such Holder is a U.S. person for U.S. federal income tax purposes, that the taxpayer identification number (“TIN”) provided is correct, and that such Holder is not subject to backup withholding. Holders that are non-U.S. persons must complete and submit an IRS Form W-8BEN or other applicable IRS Form W-8, signed under penalties of perjury, attesting to the Holder’s foreign status. Such forms may be obtained from the IRS website at www.irs.gov. If you provide an incorrect TIN, you may be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund by timely filing a claim with the IRS.

11.
Requests for Assistance and Additional Copies. Questions or requests for assistance in completing and delivering this Consent Form or for additional copies of the Consent Solicitation/Prospectus Supplement or this Consent Form may be directed to the Information and Tabulation Agent at the address and telephone number below.

Global Bondholder Services Corporation

65 Broadway – Suite 404
New York, NY 10006
Call Toll-Free: (866) 470-4300
Call Collect: (212) 430-3774

The Solicitation Agent is:

Citigroup Global Markets Inc.

390 Greenwich Street, 1st Floor
New York, New York 10013
Attn:  Liability Management Group
Collect:  (212) 723-6106
U.S. Toll-Free:  (800) 558-3745

PROSPECTUS

CNOOC Limited

Debt Securities
Guarantees

We may from time to time offer to sell debt securities or guarantees. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

You should read this prospectus, the supplements to this prospectus and any incorporated documents carefully before you invest in any of our securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Prior to their issuance there will have been no market for the debt securities. We do not intend to apply for the listing of any series of debt securities on a national securities exchange.

Investing in our securities involves risk. You should carefully consider the risk factors incorporated in this prospectus by reference and described under the heading “Risk Factors” beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 7, 2013

TABLE OF CONTENTS

Page

About This Prospectus	1
CNOOC Limited	1
Risk Factors	1
Forward-Looking Statements	2
Where You Can Find More Information About Us	2
Incorporation of Documents by Reference	2
Ratio of Earnings to Fixed Charges	4
Use of Proceeds	4
Description of Debt Securities	4
Description of Guarantees	7
Plan of Distribution	7
Legal Matters	8
Experts	8

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the SEC), using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time in one or more offerings. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us.” We have not authorized anyone to provide you with different or additional information.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

CNOOC LIMITED

We are an upstream company specializing in the exploration, development and production of oil and natural gas. We are the dominant oil and natural gas producer in offshore China and, in terms of reserves and production, we are also one of the largest independent oil and natural gas exploration and production companies in the world.

We were incorporated with limited liability on August 20, 1999 in Hong Kong under the Hong Kong Companies Ordinance. The PRC government established CNOOC, our controlling shareholder, as a state-owned offshore petroleum company in 1982 under the Regulation of the PRC on the Exploitation of Offshore Petroleum Resources in Cooperation with Foreign Enterprises. CNOOC assumed certain responsibility for the administration and development of PRC offshore petroleum operations with foreign oil and gas companies. Prior to CNOOC’s reorganization in 1999, CNOOC and its various affiliates performed both commercial and administrative functions relating to oil and natural gas exploration and development in offshore China. In 1999, CNOOC transferred all of its then current operational and commercial interests in its offshore petroleum business, including the related assets and liabilities, to us. As a result, we and our subsidiaries are the only vehicles through which CNOOC engages in oil and gas exploration, development, production and sales activities both in and outside the PRC.

RISK FACTORS

You should consider the specific risks described in our Annual Report on Form 20-F for the year ended December 31, 2011 under “Item 3. Key Information—Risk Factors”, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the

SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including our reports on Form 6-K, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information About Us.”

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, may include forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Such forward-looking statements set forth anticipated results based on management’s plans and assumptions. From time to time, we also provide forward-looking statements in other materials we release to the public, as well as oral forward-looking statements. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast”, “goal”, “objective”, “aim”, and other words or terms of similar meaning, or by using future dates in connection with any discussion of future operating and financial performance, business plans or prospects, in-line products and product candidates, strategic review, capital allocation, and share-repurchase and dividend-rate plans. In particular, these include statements relating to future actions, business plans and prospects, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, interest rates, foreign exchange rates, the outcome of contingencies, such as legal proceedings, share-repurchase and dividend-rate plans, financial results and government regulation.

A list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 20-F for the fiscal year ended December 31, 2011.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. In addition, we are subject to the registration requirements of the Securities Exchange Act of 1934 and, in accordance with this act, we file reports and other information with the SEC. You may read and copy any of this information in the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or furnish to them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents filed with the SEC in the future under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until the offerings made under this prospectus are completed:

•
Our Reports on Form 6-K of CNOOC furnished to the SEC on April 20, 2012, April 24, 2012, April 25, 2012, April 26, 2012, April 27, 2012, May 11, 2012, May 24, 2012, May 25, 2012, May 29, 2012, May 31, 2012, June 4, 2012, June 18, 2012, July 23, 2012, July 25, 2012, August 3, 2012, August 6, 2012, August 8, 2012, August 10, 2012, August 14, 2012, August 20, 2012, August 21, 2012 with the consolidated financial results as of and for the six months ended June 30, 2012, August 27, 2012, August 31, 2012, September 19, 2012, September 21, 2012, September 26, 2012, October 11, 2012, October 19, 2012, October 22, 2012, October 24, 2012, November 21, 2012, December 6, 2012, December 10, 2012, December 21, 2012, December 28, 2012, January 16, 2013, January 28, 2013, January 30, 2013, February 12, 2013, February 19, 2013 and February 26, 2013.

•	Our Annual Report on Form 20-F for the year ended December 31, 2011 filed with the SEC on April 20, 2012.

•
All other documents we file pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the securities and, to the extent designated therein, reports furnished to the SEC on Form 6-K, in each case with effect from the date that such document or report is so filed or furnished.

Our Form 20-F contains a summary description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements have been prepared in accordance with International Financial Reporting Standards (or IFRSs, which also include International Accounting Standards (or IASs) and Interpretations) issued by the International Accounting Standards Board (or IASB), Hong Kong Financial Reporting Standards (or HKFRSs, which also include Hong Kong Accounting Standards (or HKASs) and Interpretations) issued by the Hong Kong Institute of Certified Public Accountants (or HKICPA), accounting principles generally accepted in Hong Kong and the Hong Kong Companies Ordinance.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus other than exhibits which are not specifically incorporated by reference into those documents. You can request those documents from:

CNOOC Limited
65th Floor, Bank of China Tower
One Garden Road, Central
Hong Kong
Tel +852 2213 2500

You should rely only on the information that we incorporate by reference or provide in this prospectus or the applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or any documents incorporated by reference therein are accurate only as of their respective dates.

RATIO OF EARNINGS TO FIXED CHARGES

(Unaudited)

		Year Ended December 31,
	Six Months Ended June 30, 2012	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	51.32	58.51	106.97	81.09	103.87	45.25

Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges, other than capitalized interest. Fixed charges include interest expense, including capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds (if any) from the sale of securities will be used for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued in one or more series pursuant to an indenture. We may issue the debt securities as original issue discount securities, which will be offered and sold at a discount below their stated principal amount. A prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in a prospectus supplement relating to any of these types of debt securities. A prospectus supplement relating to indexed debt securities or foreign currency debt securities will also describe any additional tax consequences or other special considerations applicable to these types of debt securities.

In addition, the material specific terms particular to debt securities of each series and the related indenture will be described in the prospectus supplement relating to the debt securities of that series.

General

The debt securities will rank equally with all of our other unsecured and unsubordinated debt. We may issue the debt securities in one or more series with the same or various maturities, at par or a premium or with original issue discount. We may reopen a previous issue of debt securities and issue additional debt securities of the series.

The prospectus supplement relating to any debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities of the series to be issued;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	any restriction or condition on the transferability of the debt securities;

•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

•	provisions relating to the modification of the applicable indenture both with and without the consent of holders of debt securities issued under such indenture;

•	the place or places where notices and demands relating to the debt securities and the applicable indenture may be made;

•	the person to whom any interest on the debt securities will be payable, if other than the person in whose name that debt security is registered on the regular record date for such interest;

•
the date or dates on which the principal of the debt securities of the series is payable; and the right, if any, to shorten or extend the date on which the principal of any debt securities of the series is payable and the conditions to any such change;

•
the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the method by which such rate or rates will be determined; the date or dates from which such interest will accrue, the interest payment dates on which any such interest will be payable; and the regular record date, if any, for the interest payable on such debt securities;

•	the right, if any, to extend the interest payment periods;

•
the place or places where the principal of and any premium and interest on the debt securities will be payable and where holders may present the debt securities for registration of transfer, exchange or conversion; and whether, if acceptable to the trustee, any principal of such debt securities will be payable without presentation or surrender thereof;

•	any optional or mandatory redemption or early repayment provisions;

•	any sinking fund or other provision that would obligate us to repurchase all or part of the debt securities;

•	if other than denominations of $2,000 and any integral multiple thereof, the denominations in which the debt securities will be issuable;

•
if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of and any premium or interest on the debt securities will be payable and the manner of determining the equivalent in U.S. dollars;

•	if the amount of principal of or any premium or interest on the debt securities may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•
if the principal of or any premium or interest on the debt securities is to be payable, at the election of the company or a holder thereof, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•	if other than the entire principal amount thereof, the portion of the principal amount of the debt securities which will be payable if maturity of the debt securities is accelerated;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance to the debt securities;

•
if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose under such debt securities or the indenture, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•
whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which the global debt securities may be exchanged for certificated debt securities and the depositary for such global debt securities;

•	any modification of the manner in which principal, premium, if any, or interest payable on any global debt securities will be paid, if other than in the manner specified in the indenture; and

•	any other terms of the debt securities.

The prospectus supplement relating to the debt securities of the series will be attached to the front of this prospectus.

Global Securities

We may issue the securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either registered or bearer form in either temporary or permanent form.

The applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to the applicable securities of that series. We anticipate that the following provisions will apply to all depositary arrangements.

Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants. The underwriters for the securities will designate the accounts to be credited. However, if we have offered or sold the securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary’s participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Such limits and such laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the securities represented by the global security for all purposes under the indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have securities represented by global securities registered in their names;

•	will not receive or be entitled to receive physical delivery of securities in definitive form; and

•	will not be considered owners or holders of these securities under the indenture.

Payments of principal, any premium and interest on the individual securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the holder of that global security. Neither we, nor the trustee described in the applicable prospectus supplement, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of us and the trustee may act or refrain from acting without liability on any information provided by the depositary.

We expect that the depositary, after receiving any payment of principal, any premium or interest in respect of a global security, will immediately credit the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations if the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 90 days or we, in our discretion, determine not to require all of the debt securities of a series to be represented by a global security and notify the trustee of our decision.

DESCRIPTION OF GUARANTEES

We will set forth, in the applicable prospectus supplement, a description of any guarantees that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters, brokers or dealers;

•	through agents;

•	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

•	directly to one or more purchasers; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may sell the securities offered by this prospectus at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation in a prospectus supplement.

LEGAL MATTERS

Davis Polk & Wardwell LLP, our US counsel, will pass upon the validity of the offered securities with respect to United States Federal law and New York State law.

EXPERTS

The consolidated financial statements of CNOOC appearing in its Annual Report on Form 20-F for the year ended December 31, 2011, and the effectiveness of CNOOC’s internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of CNOOC for the six-month period ended June 30, 2012, incorporated by reference in this Prospectus, Ernst & Young reported that they have applied limited procedures in accordance with professional standards for a review of such information. Their report dated August 21, 2012, included in CNOOC's Report on Form 6-K for the six-month period ended June 30, 2012, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied.

The Information and Tabulation Agent is:

Global Bondholder Services
65 Broadway – Suite 404
New York, NY 10006
Call Toll-Free: (866) 470-4300
Call Collect: (212) 430-3774

By Regular, Registered or Certified Mail:	By Facsimile Transmission:
Hand or Overnight Delivery:
(212) 430-3775/3779
Global Bondholder Services	(for eligible institutions only)
65 Broadway – Suite 404
New York, New York 10006	To confirm receipt of facsimile by telephone:
Attn: Corporate Actions
(212) 430-3774

Any questions or requests for assistance or for additional copies of this Consent Solicitation/Prospectus Supplement, the Consent Form or the other documents may be directed to the Information and Tabulation Agent at its telephone number above. A Holder may also contact the Solicitation Agent at its telephone number set forth below or such Holder’s custodian for assistance concerning the Consent Solicitation.

The Solicitation Agent for the Notes is: Citigroup 390 Greenwich Street, 1st Floor New York, New York 10013 Attn: Liability Management Group Collect: (212) 723-6106 U.S. Toll-Free: (800) 558-3745
Dated: March 7, 2013